                                                                    EXHIBIT 10.5


                          CDC Mobile Media Corporation

                            hongkong.com Corporation

                                  Palmweb Inc.


                         Certain of the Related Entities

                               (as defined herein)



                            The Institutional Sellers

                               (as defined herein)


                             The Management Sellers

                               (as defined herein)



                                       and


                                The Other Sellers

                               (as defined herein)




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                            SHARE PURCHASE AGREEMENT

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                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1         DEFINITIONS AND PRINCIPLES OF CONSTRUCTION...................................................   1

     1.01         Defined Terms................................................................................   1
     1.02         Principles of Construction...................................................................  10

SECTION 2         SALE AND PURCHASE OF THE SHARES AND CONSIDERATION............................................  10

     2.01         Sale and Purchase of the Shares..............................................................  10
     2.02         Consideration................................................................................  10
     2.03         Closing......................................................................................  11
     2.04         Post-Closing Operation of the Company........................................................  12
     2.05         Right to Set-off.............................................................................  15

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE SELLERS, THE COMPANY AND THE
                  RELATED ENTITIES.............................................................................  15

     3.01         Authority....................................................................................  15
     3.02         Organization of the Company..................................................................  16
     3.03         Total Equity.................................................................................  16
     3.04         Subsidiaries.................................................................................  17
     3.05         No Conflicts.................................................................................  19
     3.06         Governmental Approvals and Filings...........................................................  19
     3.07         Legal Proceedings............................................................................  19
     3.08         Compliance with Laws and Order...............................................................  20
     3.09         Brokers or Finders...........................................................................  20
     3.10         No Bankruptcy or Insolvency..................................................................  20
     3.11         Financial Representations....................................................................  21

     3A           Representations and Warranties of Non-Management Sellers.....................................  22
     3A.01        Authority....................................................................................  22
     3A.02        Related Party Transactions in Respect of Institutional Sellers...............................  22

     3B           Representations and Warranties of the Management Sellers, the Company and
                  the Related Entities.........................................................................  23
     3B.01        Authority....................................................................................  23
     3B.02        No Undisclosed Indebtedness..................................................................  23
     3B.03        Taxes........................................................................................  23
     3B.04        Employment and Benefits......................................................................  24
     3B.05        Real Property and Business Premises..........................................................  26
     3B.06        Tangible Personal Property and Plant & Equipment.............................................  26
     3B.07        Intellectual Property........................................................................  26
     3B.08        Contracts....................................................................................  29
     3B.09        Licenses.....................................................................................  31
     3B.10        Insurance....................................................................................  31
     3B.11        Disclosure and Information...................................................................  31
     3B.12        Systems Integration Business.................................................................  32
     3B.13        Absence of Changes...........................................................................  32


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

                                                                                                               PAGE
     3B.14        Powers of Attorney...........................................................................  33
     3B.15        Product, Services and Assets.................................................................  34
     3B.16        Substantial Customers and Suppliers..........................................................  34
     3B.17        Related Party Transactions...................................................................  35

     3C           Exclusivity of Representations...............................................................  35

SECTION 4         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................................  36

     4.01         Organization of the Purchaser................................................................  36
     4.02         No Conflict..................................................................................  36
     4.03         Consents and Approvals.......................................................................  36

SECTION 5         COVENANTS OF THE SELLERS, AND THE COMPANY AND THE RELATED ENTITIES...........................  36

     5.01         Financial Statements.........................................................................  36
     5.02         Books and Records; Investigation.............................................................  37
     5.03         Fulfillment of Conditions....................................................................  37
     5.04         Notice and Cure..............................................................................  37
     5.05         Conduct of Business in Ordinary Course.......................................................  38
     5.06         Indebtedness.................................................................................  38
     5.07         Regulatory and Other Approvals...............................................................  38
     5.08         Tax Returns..................................................................................  38
     5.09         Insurance....................................................................................  38
     5.10         No Solicitation..............................................................................  38
     5.11         Employee Matters.............................................................................  39
     5.12         Treatment of Employee Share Options..........................................................  40
     5.13         Related Entities.............................................................................  40
     5.14         Waiver of Right of First Refusal.............................................................  41
     5.15         Taxes........................................................................................  41
     5.16         Beneficial Ownership of Management Sellers...................................................  41

SECTION 6         COVENANTS OF THE PURCHASER...................................................................  41

     6.01         Notice and Cure..............................................................................  41
     6.02         Fulfillment of Conditions....................................................................  42
     6.03         Regulatory and Other Approvals...............................................................  42
     6.04         Investigation................................................................................  42
     6.05         Non-Solicitation.............................................................................  42
     6.06         Cancellation of Loans........................................................................  42

SECTION 7         CONDITIONS TO OBLIGATIONS OF THE PURCHASER...................................................  42

     7.01         Representations and Warranties...............................................................  42
     7.02         Performance..................................................................................  43
     7.03         Certificates.................................................................................  43
     7.04         Consents and Approvals.......................................................................  43
     7.05         Opinion of Counsel...........................................................................  43
     7.06         Key Employees................................................................................  43
     7.07         Board........................................................................................  43
     7.08         Stock Exchange Clearance.....................................................................  43


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

                                                                                                               PAGE
SECTION 8         CONDITIONS TO OBLIGATIONS OF THE SELLERS, THE COMPANY AND EACH RELATED ENTITY................  43

     8.01         Representations and Warranties...............................................................  43
     8.02         Performance..................................................................................  44
     8.03         Consents and Approvals.......................................................................  44
     8.04         Approval of the Purchaser's Board of Directors or Delegated Subcommittee.....................  44
     8.05         Special Dividend.............................................................................  44

SECTION 9         INDEMNIFICATION; LIMITATIONS OR LIABILITIES..................................................  44

     9.01         Survival of Representations and Warranties...................................................  44
     9.02         Indemnification..............................................................................  44
     9.03         Method of Asserting Claims...................................................................  45

SECTION 10        TERMINATION..................................................................................  45

     10.01        Termination..................................................................................  45
     10.2         Effect of Termination........................................................................  46

SECTION 11        MISCELLANEOUS................................................................................  46

     11.01        Termination of Shareholders Agreement........................................................  46
     11.02        Notices......................................................................................  46
     11.03        Expenses.....................................................................................  49
     11.04        Public Announcements.........................................................................  49
     11.05        Waiver.......................................................................................  49
     11.06        Amendment....................................................................................  49
     11.07        No Third Party Beneficiary...................................................................  49
     11.08        Assignment; Binding Effect...................................................................  49
     11.09        Invalid Provisions...........................................................................  50
     11.10        Governing Law................................................................................  50
     11.11        Jurisdiction.................................................................................  50
     11.12        Counterparts.................................................................................  50
     11.13        Confidentiality..............................................................................  50
     11.14        Exercise of Rights...........................................................................  50
     11.15        Rule of Construction.........................................................................  51
     11.16        Further Assurances...........................................................................  51
     11.17        Absence of Joint and Several Liability.......................................................  51



Schedule A            Related Entities Parties to this Agreement
Schedule B            Institutional Sellers
Schedule C            Management Sellers
Schedule D            Other Sellers
Schedule E            Share Ownership Interests of Sellers
Schedule F            First Installment Allocation Schedule
Schedule G            Existing Employment Agreement



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

Exhibit 2.04(a)       Budget
Exhibit 5.11(b)       Additional Retained Employees
Exhibit 5.13          Beijing Newpalm Equity Transfer Agreement
Exhibit 5.14          Beijing Wisecom Equity Transfer Agreement
Exhibit 7.03(a)       Certificate of Palmweb Inc.
Exhibit 7.03(b)       Certificate of Newpalm (China) Information Technology Co., Ltd.
Exhibit 7.03(c)       Certificate of Beijing Newpalm Information Technology Co., Ltd.
Exhibit 7.03(d)       Certificate of Beijing Wisecom Information Technology Co., Ltd.
Exhibit 7.04          Governmental Approvals
Exhibit 7.05          Forms of Legal Opinions
Exhibit 7.06(a)       Form of Employment Agreement (John XIAO)
Exhibit 7.06(b)       Form of Employment Agreement (other Key Employees)
Exhibit 7.06(c)       Form of Performance Undertaking


         This SHARE PURCHASE AGREEMENT, dated as of March 14, 2003, is made by and among CDC Mobile Media Corporation, a company organized and existing under the laws of the British Virgin Islands (the "Purchaser"); hongkong.com Corporation, a company organized and existing under the laws of the Cayman Islands ("Parent"); Palmweb Inc., a company organized and existing under the laws of the Cayman Islands (the "Company"); the Related Entities listed on Schedule A; such institutional sellers of the Company as are listed on Schedule B attached hereto (the "Institutional Sellers"); such management sellers of the Company as are listed on Schedule C attached hereto (the "Management Sellers") and such other sellers of the Company as are listed on Schedule D attached hereto (the "Other Sellers" and, together with the Institutional Sellers and the Management Sellers collectively, the "Sellers"); all of whom may be collectively referred to herein as the "Parties" or individually as a "Party".

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

         Section 1.   Definitions and Principles of Construction

         1.01 Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "$" or "US$" shall mean the U.S. dollar, the legal currency of the U.S.

         "2003 Actual Net Income" shall mean the pro forma combined net income after tax and Minority Interests of the Company, the PRC WFOE and the Related Entities for the fiscal year 2003, as reflected on the pro forma combined net income statement included in the 2003 Financial Statements.

         "2004 Actual Net Income" shall mean the pro forma combined net income after tax and Minority Interests of the Company, the PRC WFOE and the Related Entities for the fiscal year 2004, as reflected on the pro forma combined net income statement included in the 2004 Financial Statements.

         "2002 Financial Statements" shall mean the pro forma combined financial statements of the Company, the PRC WFOE and the Related Entities for the year ended and as of December 31, 2002, including the audited balance sheets of each of the Company, the PRC WFOE and the Related Entities and the related audited statements of operations, shareholders' equity and cash flow statements for such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits.

         "2003 Financial Statements" shall mean the pro forma combined financial statements of the Company, the PRC WFOE and the Related Entities for the year ended and as of December 31, 2003, including the audited balance sheets of each of the Company, the PRC WFOE and the Related Entities and the related audited statements of operations, shareholders' equity and cash flow statements for such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits, where such audit shall have been performed by a recognized independent public accounting firm mutually acceptable to the Company and the Parent and approved by each of the Selling Shareholder

Representatives.

         "2004 Financial Statements" shall mean the pro forma combined financial statements of the Company, the PRC WFOE and the Related Entities for the year ended and as of December 31, 2004, including the audited balance sheets of the Company, the PRC WFOE and the Related Entities and the related audited statements of operations, shareholders' equity and cash flow statements for such period prepared in accordance with GAAP, together with a true and correct copy of the report on such audited information along with all existing management letters from the auditors, with respect to the results of such audits, where such audit shall have been performed by a recognized independent public accounting firm mutually acceptable to the Company and the Parent and approved by the Selling Shareholder Representative.

         "Actual Net Income" shall mean 2003 Actual Net Income or 2004 Actual Net Income, as the case may be.

         "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" shall mean this Share Purchase Agreement, the exhibits and schedules hereto, the certificates and Disclosure Schedule delivered in accordance herewith, as the same may be amended, supplemented or modified from time to time.

         "Arbitrating Accountant" shall have the meaning set forth in Section 2.04(f).

         "Assets" shall mean all assets and properties of the Company, the PRC WFOE and each Related Entity of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, Intellectual Property, the IP Assets, the Material Contracts, the Equipment Leases, and the Property Leases.

         "Assignment Agreement" shall have the meaning set forth in Section 5.13(c).

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Baring Asia" shall have the meaning set forth in Section 2.04(a)ii).

         "Beijing Newpalm" shall mean Beijing Newpalm Information Technology Co. Ltd. [Chinese characters].

         "Beijing Newpalm Equity Transfer Agreement" shall have the meaning set forth in

Section 5.13(a).

         "Beijing Wisecom" shall mean Beijing Wisecom Information Technology Co. Ltd. [Chinese characters].

         "Beijing Wisecom Equity Transfer Agreement" shall have the meaning set forth in Section 5.13(b).

         "Benefit Plan" means any plan, scheme or arrangement established by the Company, the PRC WFOE or any Related Entity, or any predecessor or Affiliate of any of the foregoing, existing at the Effective Date or prior thereto, to which the Company, the PRC WFOE or any Related Entity, as the case may be, contributes or has contributed, or under which any employee, former employee or director of the Company, the PRC WFOE or any Related Entity or any beneficiary thereof is covered, is eligible for coverage or has benefit rights whether provided by the Company, the PRC WFOE or any Related Entity or pursuant to any governmental program, or otherwise.

         "Board" shall mean the board of directors of the Company.

         "Budget" shall have the meaning set forth in Section 2.04(a)(i).

         "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person, or any sale, dividend or other disposition of all or substantially all of the Assets of such Person.

         "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in Hong Kong are authorized or obligated to close.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and prospects of the Company, the PRC WFOE and the Related Entities taken as a whole.

         "Business Premises" shall have the meaning given in Section 3B.05(c).

         "Closing" shall have the meaning given to such term in Section 2.03.

         "Closing Date" shall mean the later of:

         (a) April 2, 2003, subject to the date the conditions precedent set out in Section 7 being satisfied as determined by the Purchaser or waived by the Purchaser, in its sole and absolute discretion and the conditions precedent set out in Section 8 being satisfied as determined by the Sellers or waived by the Sellers, in their sole and absolute discretion; and

         (b) such other date as the Purchaser and the Sellers shall agree in writing.

         "Company" shall have the meaning given the preamble.

         "Consideration" shall have the meaning given to such term in Section 2.02.

         "Constitution" shall mean the memorandum of association, articles of association, certificate or articles of incorporation and by-laws, or similar charter documents, as may be amended from time to time.

         "contract" shall mean any agreement, instrument, written contract or other arrangement, together with any related amendments, waivers, supplements, schedules, exhibits, work orders, notices as to termination or change thereunder.

         "Determination Period" shall mean the period from January 1, 2003 to December 31, 2004.

         "Disclosure Schedule" shall mean a schedule delivered to the Purchaser by the Sellers and the Company herewith and dated as of the Effective Date containing all lists, descriptions, exceptions, qualifications and other information and materials as are required to be included therein by the Sellers pursuant to this Agreement. For the avoidance of doubt, all references to any Schedule herein are to be produced by the Sellers and deemed to be produced by them.

         "Earnout Payments" shall mean the Second Installment and the Third Installment, as specified in Section 2.02(a).

         "EIP" shall mean the 2001 Equity Incentive Plan of the Company whereby officers and employees of the Company have been granted options to acquire Option Shares.

         "Effective Date" shall mean the date of this Agreement.

         "Employee Litigation" shall have the meaning given in Section 3B.04(g).

         "Employee Share Options" means options to purchase Ordinary Shares, issued under, and in accordance with, the EIP.

         "Employment Agreements" shall mean each of the new or amended employment agreements to be entered into between the Key Employees and the Company and/or its designated subsidiary upon or prior to Closing.

         "Equipment Leases" shall mean leases of, and agreements to hire, equipment (including motor vehicles) to the Company including, without limitation, those listed in Section 3B.08(c) of the Disclosure Schedule.

         "Equity Transfer Agreements" shall mean, collectively, the Beijing Newpalm Equity Transfer Agreement and the Beijing Wisecom Equity Transfer Agreement.

         "Financial Statements" shall mean, collectively, the 2002 Financial Statements, 2003 Financial Statements, 2004 Financial Statements and such unaudited monthly and unaudited quarterly financial statements as are called for hereunder.

         "First Installment" shall have the meaning given in Section 2.02(a)(i).

         "GAAP" shall mean generally accepted accounting principles of the United States.

         "GEM Listing Rules" shall mean the Rules Governing the Listing of Securities on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited.

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



         "Governmental Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the Cayman Islands, PRC, Hong Kong or any applicable foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Hong Kong" shall mean Hong Kong Special Administrative Region of the People's Republic of China.

         "Inception Date" shall mean March 2, 2000, the date of incorporation of the Company.

         "Indebtedness" means, with respect to any Person: (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any share capital of such Person or any warrants, rights or options to acquire such share capital, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property including, without limitation, accounts and contract rights owned by such Person (including Assets as relates to the Company, the PRC WFOE and each Related Entity), even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" shall have the meaning set forth in Section 9.02.

         "Indemnifying Party" shall have the meaning set forth in Section 9.02.

         "Installments" shall mean the First Installment and the Earnout Payments and "any Installment" shall mean any of the First Installment or either Earnout Payment.

         "Institutional Sellers" shall have the meaning given in the preamble.

         "Intellectual Property" shall mean: (a) all copyrightable works, copyrights and design rights including all applications, registrations, and renewals in connection therewith; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all inventions, discoveries and patents (whether patentable or unpatentable and whether or not reduced to practice); (d) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all computer software (including data and related documentation) or source or object code, including all improvements, revisions, amendments, modifications or alternations; (f) all other proprietary, intellectual and industrial rights in whatever form or medium, including moral rights; and (g) the IP Assets.

         "IP Assets" shall mean (a) the computer software created, developed, designed and owned by the Company, the PRC WFOE and/or the Related Entities, including but not limited to "MIP(tm)" (Mobile Internet Platform), "PalmMail(tm)", "MOHO(tm)" (Mobile Office, Home Office), "PalmLottery(tm)", "PalmStock(tm)", "PalmMap(tm)"; "PalmNavigation(tm)", "PalmAd(tm)", "PalmGuard(tm)", "PalmSMSGW(tm)", "PalmPIM(tm)", "PalmUM(tm)", "MCS(tm)" (Mobile Content System), "MAP(tm)" (Mobile Application Portal), and "MIG(tm)" (Mobile Internet Gateway) and all improvements, revisions, amendments, modifications or alterations thereto; (b) the platform, carrier and/or protocol specific applications of "X-City V3.x", "JOKE V3.x", "RT/PIC Download V2.x", "Alumni V1.x", "Stock V2.x", "Weather V1.x", "City Lover V2.x", "WAP Joking V2.x", "Strategy Game V2.x" and "RPG Game V1.x"; (c) the localization versions of software embedded with content owned by third parties, namely "IFate V2.x" and "Game Package V2.x"; and (d) Menu Engine PRC and SMS Gateway Solution (each of which are subject to PRC patent applications); and all improvements, revisions, amendments, modifications or alterations thereto.

         "Key Employees" shall mean the employees listed in Section 3B.06(k) of the Disclosure Schedule.

         "Law" shall mean all laws, statutes, rules, regulations, ordinances, Orders and other pronouncements having the effect of law of the Cayman Islands, PRC, Hong Kong and any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority, other than any non-public or "internal" (AU(2)?) policy, rule, order, guidance or administrative practice of, or applied by, any Governmental or Regulatory Authorities except to the extent that any such non-public or internal policy, rule, order, guidance or administrative practice is actually known to any relevant Person.

         "Liability" as used either singularly or in the plural shall mean any liability, debt or obligation of the Company, the PRC WFOE or any Related Entity, including any drawdowns under any loans made to the Company, the PRC WFOE or any Related Entity after the Closing Date.

         "Lien" shall mean any lien, pledge, hypothecation, mortgage, charge, security interest, claim, lease, charge, option, right of first refusal, right to acquire, pre-emptive rights, conversion rights, easement, encroachment, transfer restriction, or other encumbrance or commitment of any kind.

         "Loss" shall mean any and all damages, fines, fees, penalties, obligations, judgments, deficiencies, losses and expenses (including without limitation interest, actual court costs, reasonable fees of attorneys, reasonable retainers, reasonable fees of accountants and other experts or other reasonable expenses of litigation, reasonable witnesses costs/expenses or other proceedings or of any claim, default or assessment).

         "Management Accounts" shall mean: (i) the unaudited pro forma combined balance sheet of the Company, the PRC WFOE and the Related Entities for the year ended and as of December 31, 2002, and the related unaudited pro forma combined statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, the PRC WFOE and the Related Entities, together with all related notes and schedules thereto, for the fiscal year ended as of December 31, 2002, and (ii) the unaudited pro forma combined balance sheet of the Company, the PRC WFOE and the Related Entities as of February 28, 2003, and the related unaudited pro forma combined statements of income, retained earnings, stockholders' equity and changes in financial position of the Company, the PRC WFOE and the Related Entities, together with all related notes and schedules thereto for the two months ended as of February 28, 2003. The Management Accounts shall include all existing management letters from the auditors, with respect to the results of audits or procedures with respect to the above, where such audit or procedures shall have been performed by a recognized independent public accounting firm.

         "Management Sellers" shall have the meaning given in the preamble.

         "Material Adverse Effect" shall mean any event, change in or effect on the Company, the PRC WFOE or the Related Entities that, individually or in the aggregate, has had or is reasonably expected to have a material adverse effect on the Business or Condition of the Company; provided, however, that any material adverse effect arising out of or resulting from (a) an event or series of events or circumstances affecting the economy of the PRC generally in a material negative manner, (b) a change or changes in the fee rates of mobile communications operators in China for mobile data value-added services as a result of a change in the regulations, rules or policies of the Ministry of Information Industry of the PRC, any affiliate of China Mobile Communications Corporation or any affiliate of China Unicom Co. Limited unless such change or changes would result in a decrease of more than 35% in the monthly revenue of the Company, the PRC WFOE and the Related Entities taken as a whole or (c) the entering into of this Agreement or the transactions contemplated hereby or the announcement thereof, except in each case to the extent that the Management Shareholders have knowledge of such event or circumstances after due inquiry, shall be excluded in determining whether a Material Adverse Effect has occurred.

         "Material Contracts" shall have the meaning given in Section 3B.08(e).

         "Material Customer" shall have the meaning given in Section 3B.16(a).

         "Material Supplier" shall have the meaning given in Section 3B.16(b).

         "Minority Interest" shall mean shall mean an ownership interest less than fifty percent (50%) of the voting interest in a business enterprise.

         "Net Asset Value" shall mean at any date the pro forma combined balance sheet assets less the pro forma combined balance sheet liabilities of the Company, the PRC WFOE and the Related Entities as of such date.

         "Non-Management Sellers" shall mean, collectively, the Institutional Sellers and the Other Sellers.

         "Option Agreements" shall mean, collectively, (a) the option agreement dated November 1, 2001 between the PRC WFOE and John XIAO and Victor DU, pursuant to which the PRC WFOE shall have an option to acquire the equity interests held by John XIAO and Victor DU in Beijing Newpalm to the extent permissible by PRC law, and (b) the option agreement dated June 1, 2002 between the PRC WFOE and John XIAO and Victor DU, pursuant to which the PRC WFOE shall have an option to acquire the equity interests held by John XIAO and Victor DU in Beijing Wisecom to the extent permissible by PRC law.

         "Option Holder" means each of the Persons who hold Employee Share Options, whether vested or unvested, granted pursuant to the EIP.

         "Option Shares" shall mean the Ordinary Shares underlying the options granted by the Company pursuant to the EIP.

         "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Ordinary Shares" means the Company's ordinary shares, par value US$0.01 per share.

         "Other Sellers" shall have the meaning given in the preamble.

         "Palm-Lottery" shall mean Beijing Palm-Lottery Information Technology Co., Ltd. [Chinese characters].

         "Parent" shall have the meaning given in the preamble.

         "Performance Undertaking" shall mean the performance undertaking specified in Section 7.06(c), jointly and severally executed and delivered by John XIAO and Victor DU in favor of the Purchaser and Parent in respect of the performance by the Management Sellers of their respective obligations under this Agreement and under the applicable Transaction Documents.

         "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "Plant and Equipment" shall have the meaning given in Section 3B.06(b).

         "PRC" shall mean the People's Republic of China.

         "PRC WFOE" shall mean Newpalm (China) Information Technology Co., Ltd. [Chinese characters].

         "Preferred Shares" means the Company's Series A Preferred Shares, par value US$0.01 per share.

         "pro forma combined" shall have the same meaning as "consolidated" as if each of the Related Entities were a wholly owned Subsidiary of the Company.

         "Proceeding" shall have the meaning given in Section 3.07.

         "Property Leases" shall mean all property leases executed by the Company, the PRC WFOE or any Related Entity that are effective as of the Effective Date.

         "Purchaser" shall have the meaning given in the preamble.

         "Records" shall mean originals or copies, of all books, files, reports or records of or relating to or used in connection with the Company, the PRC WFOE and each Related Entity and including, without limitation: (a) minute books, statutory books and registers, books of account and copies of taxation returns; (b) major sales literature, market research reports, brochures and other major promotional material; (c) all sales and purchasing records; and (d) lists of all regular suppliers and customers.

         "Related Entities" shall mean Beijing Newpalm and Beijing Wisecom.

         "Representatives" shall have the meaning given in Section 5.02.

         "Restricted Period" shall have the meaning given in Section 5.12.

         "Second Installment" shall have the meaning given in Section
2.02(a)(ii).

         "Sellers" shall have the meaning given in the Recitals hereto and "Seller" shall mean any of the Sellers, with the exception of the participants under the EIP, that are collectively listed in Schedule E to this Agreement which also sets forth the Shares to be sold to the Purchaser.

         "Selling Shareholder Representatives" shall mean Baring Asia II Holdings (6) Ltd., as Board representative of the Non-Management Sellers, and John XIAO, as Board representative of the Management Sellers.

         "Shareholders Agreement" shall mean that certain shareholders agreement dated as of October 23, 2000 among Baring Asia II Holdings (6) Limited, EDB Ventures Pte Ltd., M-Commerce Ventures Pte Ltd., Palmweb Inc., John Xiang Yang XIAO and Victor Yan Min DU.

         "Shares" shall mean those shares (excluding the Option Shares in accordance with Section 5.12) representing 100% of the total issued and outstanding equity in the capital of the Company on a fully diluted basis as of the Closing.

         "Special Dividend" shall have the meaning set forth in Section 8.05.

         "Subsidiaries" when used in plural or "Subsidiary" when used singly shall mean, in relation to the Company, a corporate entity (a) whose voting shares or equity interests are owned more than 50% by the Company and (b) over which managing body the Company exercises control, directly or indirectly.

         "Tax" and "Taxes" means and includes any and all taxes (including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security, property, fringe benefits, capital gains, goods and services, group and stamp and custom duties taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state or local taxing authority, including without limitation, Cayman Islands, the PRC or the United States (or any political subdivision thereof or therein).

         "Tax Return" shall mean any declaration, statement, report, returns, computations, notices and information required to be made or provided by the Company, the PRC WFOE or any Related Entity related to Taxes (including information required to be supplied to a governmental entity in respect of such report or return) including, if applicable, combined or consolidated returns for any group of entities that includes the Company, the PRC WFOE and each Related Entity.

         "Tax Claim" shall mean any assessment notice (including a notice of adjustment of a loss in a manner adversely affecting the Company, the PRC WFOE or any Related Entity), demand or other document issued or action taken by or on behalf of any Governmental or Regulatory Authority, whether before or after the date of this Agreement relating to or based up any facts or circumstances (or part thereof) arising or existing prior to Closing, as a result of which the Company, the PRC WFOE or any Related Entity is liable to make a payment for any tax, levy, impost, deduction, charges, withholdings and duties (excluding stamp duties) or has suffered a lost, together with related interest, penalties, fines and other statutory charges whether accrued before or after Closing.

         "Third Installment" shall have the meaning given in Section
2.02(a)(iii).

         "Third Party Claims" shall have the meaning given in Section 9.03.

         "Transaction Documents" shall mean this Agreement (and all relevant share transfers, share certificates, board and shareholder resolutions and any other ancillary documents required for the consummation of this Agreement), the Employment Agreements, the Equity Transfer Agreements, the Assignment Agreement, the Performance Undertaking and any documents modifying or supplementing the contractual arrangements between the PRC WFOE or the Company and the Related Entities.

         "Transfer" shall mean the making of any sale, exchange, assignment or gift, the granting of any security interest, pledge or other encumbrance in, or the creation of, any voting trust or other agreement or arrangement with respect to the transfer of voting rights in the Shares, or the creation of any other claim thereof or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title or interest or possession in or of the Shares.

         "U.S." or "US" shall mean the United States of America.

         1.02     Principles of Construction.

                  (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                  (c) The singular terms include the plural and the plural terms include the singular.

                  (d) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (e) Any reference to a Person's "knowledge" shall be deemed to include an additional statement that all due and careful inquiry has been made.

         Section 2.   Sale and Purchase of the Shares and Consideration.

         2.01 Sale and Purchase of the Shares. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the Closing Date each Seller shall Transfer and deliver to the Purchaser, and the Purchaser shall purchase, the Shares owned by such Seller set forth opposite such Seller's name on Schedule E.

         2.02     Consideration.

                  (a) Subject to Section 2.02(b), the consideration to be paid for the Shares by the Purchaser (the "Consideration") shall be paid in the following manner:

                           (i) the Purchaser shall pay $14,000,000 at Closing to the Sellers and to the Company on behalf of the Option Holders for apportionment among them as set forth in Schedule F (the "First Installment"); provided that the aggregate payments to be received by the Management Sellers under the First Installment shall not exceed US$1,200,000, in the apportioned amounts among them as set forth in Schedule F, less the US dollar equivalent of RMB2,000,000 determined using the basic inter-bank exchange rate published by the People's Republic of China on the business day immediately preceding the Closing Date and apportioned in accordance with the payments received by John XIAO and Victor DU under the Equity Transfer Agreements;

                           (ii) within 15 days of the certification by the Board of the 2003 Financial Statements and delivery to the Purchaser, the Purchaser shall (A) pay to each Non-Management Seller an amount in cash equal to the product of 2003 Actual Net Income multiplied by 9.4 multiplied by 50% multiplied by the shareholding percentage held by such Non-Management Seller in the Company as set forth in Schedule E,
         (B) pay to each Management Seller an amount in cash equal to the product of 2003 Actual Net Income multiplied by 9.4 multiplied by 25% multiplied by the shareholding percentage held by such Management Seller in the Company as set forth in Schedule E and (C) pay to the Company on behalf of the Option Holders an amount in cash equal to the product of 2003 Actual Net Income multiplied by 9.4 multiplied by 25% multiplied by the shareholding percentage attributed to the Option Holders in the Company (the "Second Installment") as set forth in Schedule E. For avoidance of doubt, the Purchaser shall not be obligated to pay any Second Installment obligation if the 2003 Actual Net Income is not greater than US$0.00;

                           (iii) within 15 days of the certification by the Board of the 2004 Financial Statements and delivery to the Purchaser, the Purchaser shall (A) pay to each Management Seller an amount in cash equal to the product of 2004 Actual Net Income multiplied by 9.4 multiplied by 25% multiplied by the shareholding percentage held by such Management Seller in the Company as set forth in Schedule E and

         (B) pay to the Company on behalf of the Option Holders an amount in cash equal to the product of 2004 Actual Net Income multiplied by 9.4 multiplied by 25% multiplied by the shareholding percentage attributed to the Option Holders in the Company (the "Third Installment") as set forth in Schedule E. For avoidance of doubt, the Purchaser shall not be subject to pay any Third Installment obligation if the 2004 Actual Net Income is not greater than US$0.00;

                           (iv) each of the Sellers agrees that there shall be no re-allocation of the Consideration among the Sellers in any manner that is inconsistent with this Section 2.02(a).

                  (b) Each payment referred to in this Section 2 shall be paid in US$ in cash by wire transfer; provided, however, that the sum of the Installments paid hereunder shall not exceed $55,000,000.

                  (c) In the event that the Purchaser fails to make either Earnout Payment when due under this Section 2.02, interest at a rate of 2% per month shall accrue on any unpaid portion of such Earnout Payment until it is paid in full; provided, however, that such Earnout Payment shall not be deemed due under this Section 2.02(c) when it is being contested in good faith pursuant to Sections 2.04(f), 2.05 or 9 of this Agreement.

                  (d) The Management Sellers undertake that the representations and warranties made by the Management Sellers in Sections 3B.01 and 5.15 shall be true and correct as of the date of each Earnout Payment, as though made on each such date, and that John XIAO and Victor DU shall have performed in accordance with, and shall be in compliance with, the non-competition, non-solicitation, non-disclosure and Intellectual Property assignment provisions set forth in their respective Employment Agreements, as of each such date.

         2.03 Closing. The closing for the purchase and sale of the Shares and the payment of the First Installment (the "Closing") shall take place on the Closing Date at the offices of Morrison & Foerster in Hong Kong or at such other time, date and place as the Parties may agree. At the Closing, each of the Sellers shall present the share certificate(s) representing the Shares owned and to be sold hereunder by such Seller set forth opposite such Seller's name on Schedule E for cancellation and the Company shall deliver to the Purchaser duly executed share certificate(s) evidencing the Shares in favor of the Purchaser together with all duly executed documents and forms required in respect of the conveyance of the Shares to the Purchaser in accordance with the Company's Constitution. Concurrently, the Purchaser shall deliver a copy of such necessary bank document evidencing the wire transfer of the payment for the First Installment.

         2.04     Post-Closing Operation of the Company.

                  (a)      General.

                           (i) The Company has prepared and delivered and Parent has accepted and agreed the financial plan attached hereto as Exhibit 2.04(a) (the "Budget") for the Company for the Determination Period;

                           (ii) during the Determination Period, the Selling Shareholder Representatives will be entitled to appoint two members of the Board; provided that the director appointed by Baring Asia II Holdings (6) Ltd. ("Baring Asia") will resign upon the later to occur of (x) payment of the Second Installment and (y) the resolution of any good faith dispute related to the payment of any portion of the Second Installment; provided, further, that upon Baring Asia's resignation in accordance with this Section 2.04(a)(ii), no other Seller shall have a right to designate a member of the Board; and provided, further, that if John XIAO voluntarily resigns from his executive position with the Company, except as a result of a material reduction in his responsibilities by the Parent or the Company, he will no longer be entitled to serve on the Board;

                           (iii) during the Determination Period, the Company, the PRC WFOE and each Related Entity will not and the Parent will not cause the Company, the PRC WFOE or any Related Entity to take any actions inconsistent with the Budget (except in accordance with Section 2.04(c)) or which will lead to a Material Adverse Effect occurring. During the Determination Period, with the exception of the transactions contemplated herein, the Company, the PRC WFOE and each Related Entity will carry on (and the Parent shall cause the Company, the PRC WFOE and each Related Entity to carry on) their business in the ordinary course in substantially the same manner as conducted prior to Closing and, to the extent consistent with such business, use efforts consistent with past practice and policies to preserve intact their respective present business organizations, keep available the services of their respective present officers, consultants and employees and preserve their relationships with customers, suppliers and distributors and others having business dealings with them. The Parent shall cause the officers of the Company, the PRC WFOE and each Related Entity to confer with the Selling Shareholder Representatives at such times as the Selling Shareholder Representatives may reasonably request to report on operational matters of a material nature and to report on the general status of the ongoing operations of the business of the Company. Upon the completion of the Equity Transfer Agreements, the Parent shall cause its nominated transferees or any of their respective successors to fully comply with the provisions hereunder and refrain from taking any action affecting or causing any changes to the management composition and the operations of the Related Entities;

                           (iv) during the Determination Period, Parent shall cause all transactions between Parent and subsidiaries of Parent, on the one hand, and the Company, on the other hand, to be conducted on an arm's length basis on terms and conditions at least as favorable to the Company as the Company could obtain from an independent third-party;

                           (v) Parent shall be entitled to appoint the Vice President - Finance of the Company, reporting to the Parent and the Board. For the avoidance of doubt, such person shall be the most senior finance officer of the Company; and

                           (vi) Each of the Purchaser and the Sellers agree that any respective designated member of the Board shall act in such capacity in good faith to uphold the interests of the Company and the Parent, taken as a whole.

                  (b)      Operation of the Company During the Determination
                           Period.

                           (i) Parent and the Company acknowledge and agree that the Earnout Payments are a significant aspect of the consideration payable in the sale and purchase of the Shares, and that both the Sellers and Parent expect to derive significant financial benefits if, during the Determination Period, the Actual Net Income of the Company achieves the financial targets set forth in the Budget. Based on this acknowledgement, the Selling Shareholder Representatives and Parent will cooperate with one another following the Closing Date in attempting to meet such financial targets and to achieve the types of product integration contemplated by the parties hereto.

                           (ii)     The Budget shall:

                                    (1) set forth reasonable and appropriate
                  levels of sales, costs and expenses based on John XIAO's and the Selling Shareholder Representatives' best estimates consistent with prior experience; and

                                    (2) in the case of discretionary
                  expenditures, not materially deviate from past practices in a manner which would adversely affect the Earnout Payments;

                           (iii) The operational principles for the Company during the Determination Period shall:

                                    (1) eliminate any and all fees, expenses,
                  charges or transactions where such fees, charges or expenses are allocated or implemented by Parent or any subsidiaries of Parent following the Closing;

                                    (2) reflect that all transactions between
                  Parent and subsidiaries of Parent, on the one hand, and the Company, on the other hand, shall be conducted on a revenue-sharing basis on terms and conditions at least as favorable to the Company could obtain from an independent third party;

                                    (3) reflect that any transactions conducted
                  on a basis other than a revenue-sharing basis may proceed only upon the approval of the Selling Shareholder Representatives pursuant to Section 2.04(c); and

                                    (4) require that any related-party
                  transactions, other than with members of the Parent's consolidated group of companies, will be subject to approval by the Board of Directors of the Company.

                  (iv) The computation of Actual Net Income for purposes of determining the Earnout Payments shall exclude or eliminate (w) without duplication of any positive reversal specified in clause (y) below, the impact of any net income that is attributable to the systems integration business and that is recorded in the 2003 Financial Statements or the 2004 Financial Statements, which, subject to Sections 3.11(f) and 3B.12, shall be distributed to each of the Sellers in proportion to the percentage set forth opposite such Seller's name on Schedule E, (x) any amortization of goodwill or intangible assets relating to the purchase of the Shares, (y) the impact of any positive reversal of any asset impairment or other impairment, accounts receivable or inventory write-downs, or any other positive reversal of charges or impairments recorded in the 2002 Financial Statements and
         (z) any overhead allocations except for such shared costs as may be agreed from time to time by the Selling Shareholder Representatives in accordance with Section 2.04(c).

                  (v) The Company will prepare the 2003 Financial Statements and the 2004 Financial Statements consistently with Parent's operating requirements and reporting practices. Consistent with Parent's public reporting obligations, the Company shall prepare the 2003 Financial Statements and the 2004 Financial Statements in accordance with GAAP as promptly as practical following the end of each fiscal year within the Determination Period. In addition, consistent with Parent's internal reporting procedures, the Company shall prepare the financial statements as promptly as practical following the end of each calendar month within the Determination Period, but in no event later than 8 days following the close of each such month. Copies of all such financial statements shall be delivered to Parent.

                  (c) General Protective Provisions. From and after the Closing Date through the last day of the Determination Period, unless otherwise agreed to in writing by each of the Selling Shareholder Representatives acting in their capacities as directors of the Company (which agreement in any event shall not be unreasonably withheld), Parent shall:

                           (i) not cause or permit the Company, the PRC WFOE or any Related Entity (except as contemplated by the Budget) to: (A) sell all or substantially all of its assets, (B) sell or transfer or otherwise dispose of any asset that is material, necessary or required in connection with the production of income, (C) merge or consolidate with any person, (D) liquidate or dissolve, (E) purchase all or substantially all of the assets or share capital of any person, (F) purchase any division or line of products or services from any person,
         (G) add any subsidiary or (H) change any remuneration, bonus, benefits or other compensation scheme in respect of any Management Shareholder;

                           (ii) not, and shall cause any subsidiary of Parent (other than Moeasy and the Parent's Web portal) not to, compete in the PRC with the Company in the short messaging services or multimedia messaging services business as it exists on the date hereof; provided, that Parent will attempt in good faith to refer to the Company requests from customers and potential customers of Parent and its subsidiaries (other than the Company) for any products or services of Parent or subsidiaries (including Company) relating to mobile data services in the People's Republic of China;

                           (iii) cause all transactions between Parent and subsidiaries of Parent, on the one hand, and the Company, on the other hand, to be conducted on a revenue-sharing basis on terms and conditions at least as favorable to the Company as the Company could obtain from an independent third-party;

                           (iv) not allocate any overhead expenses to the Company other than that for which the replacement cost is not greater than the Company's existing overhead expenses;

                           (v) subject to reasonable confidentiality agreements, permit each Selling Shareholder Representative and their respective agents, attorneys and accountants to have reasonable access to all books and records of the Company and deliver to such Selling Shareholder Representative (A) the unaudited monthly financial statements of the Company within 15 days after the end of each calendar month, (B) the unaudited quarterly financial statements of the Company within 20 days after the end of each calendar quarter and (C) the 2003 Financial Statements and the 2004 Financial Statements within 30 days after the completion of the relevant audit; and

                           (vi) not take any action that is not in good faith with respect to the Company and that could reasonably be construed to have as its purpose or likely result the artificial reduction of Actual Net Income.

                  (d) Support from Parent. From and after the Closing Date, Parent shall provide the Company, on a revenue-sharing basis, with the benefits of those of Parent's own products and services as may be agreed between the Company, the PRC WFOE or any Related Entity, on the one hand, and Parent, on the other hand, from time to time. Initially, Parent shall use its best efforts to include in such products and services the news feed, online dating and online gaming services, and other logistical support necessary to enable the Company to operate the most profitably and efficiently after the Closing Date.

                  (e) Information Sharing. Subject to reasonable confidentiality agreements, each of the Parent and the Company expressly consents to the communication by either Selling Shareholder Representative to any Seller which it represents hereunder of any information delivered or made available to such Selling Shareholder Representative under this Section 2.04. The benefit of this provision shall inure to Baring Asia to any individual designated by Baring Asia to serve as a director of the Company.

                  (f) Disputes. In the event that Parent or either Selling Shareholder Representative disputes the calculation of an Earnout Payment and the parties cannot mutually agree on the Earnout Payment within fifteen (15) days of notice to Parent or such Selling Shareholder Representative, as the case may be, of such dispute, the parties shall mutually select a public accounting firm, of international recognition (the "Arbitrating Accountant"), who shall be empowered to arbitrate and decide such matter. The fees of the Arbitrating Accountant shall be borne equally by the Parent, on the one hand, and the Sellers, on the other, but excluding the Non-Management Sellers in the event that such dispute relates to the Third Installment.

         2.05 Right to Set-off. Purchaser's payment of the Earnout Payments will be subject to set-off for the settlement of the indemnification obligations set forth in Section 9, subject to the limitations set forth therein; provided, however, that (a) payments thereof to Non-Management Sellers shall be subject to set-off only for indemnification claims arising from the breach of representations or warranties made by Non-Management Sellers, including those set forth in Sections 3.01 to 3.09 and 3A and (b) payment to the Management Sellers shall be subject to set-off for indemnification claims arising from the breach of representations or warranties made by the Management Sellers, including those set forth in Section 3 and Section 3B, but not Section 3A.

         Section 3. Representations and Warranties of the Sellers, the Company and the Related Entities. Each of the Management Sellers, the Company and the Related Entities, jointly and severally, and each of the Non-Management Sellers, jointly and several as among themselves, but severally and not jointly as between themselves, on the one hand, and the Management Sellers, the Company and the Related Entities, on the other hand (and, with respect to Section 3.08, to the knowledge of such Non-Management Seller), represent and warrant to and for the benefit of the Purchaser, the following:

         3.01 Authority. The Company has all requisite corporate power and authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which the Company is a party and to perform its obligations hereunder and each of the other documents required to be entered into pursuant hereto. The Board will have at the Closing approved the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party. This Agreement and the Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company (and the Sellers as appropriate) in accordance with there terms subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar levels of general applicability relating to or affecting creditors' generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of the Company. No distress, execution or other similar order or process has been levied on any of the Assets of the Company, the PRC WFOE or any Related Entity. No voluntary arrangement has been proposed or reached with any creditors of the Company, the PRC WFOE or any Related Entity. No receiver, manager, provisional liquidator, or other officer of the court has been appointed in relation to the Company, the PRC WFOE or any Related Entity.

         3.02 Organization of the Company. (a) The Company is a corporation duly organized and validly existing under the laws of the Cayman Islands, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company was formed primarily to acquire and hold an equity interest in the PRC WFOE and since its Inception Date, except as disclosed in Section 3.02(a) of the Disclosure Schedule, has not engaged in any business.

                  (b) The Company is duly qualified, licensed or admitted to do business in each of such jurisdiction to the extent that such qualification, licensure or admission is required by that jurisdiction's laws. The Company has full corporate power to own its properties, assets and business and to carry on its business operations and has done everything necessary to do business lawfully in the aforementioned jurisdictions.

                  (c) The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in
Section 3.02(c) of the Disclosure Schedule.

                  (d) Prior to the Effective Date, the Sellers and the Company have made available to the Purchaser true and complete copies of the Constitution and Records of the Company as in effect on the Effective Date. The Records are: (i) complete, true and accurate in all material respects; (ii) give a true and fair view of the trading transactions, financial and contractual position of the Company and of its assets and liabilities; (iii) as far as is relevant, have been prepared in accordance with applicable Law; and (iv) are in the possession of the Company in their original form.

                  (e) The issued and outstanding share capital of the Company consists of 38,235,294 shares, of which 26,000,000 Ordinary Shares are issued and outstanding and 12,235,294 Preferred Shares, all of which are issued and outstanding. The Company has issued 1,721,100 Employee Share Options to the Persons set forth on Section 3.02(e) of the Disclosure Schedule which further sets forth the quantities, exercise price and the date of commencement for each such Person. None of the 1,721,100 Employee Share Options have been exercised as of the Effective Date, and all such Employee Share Options shall be cancelled and replaced with cash awards as provided in Section 5.12. The Shares as of the Effective Date are duly authorized, validly issued, fully paid and non-assessable. Except for this Agreement, the aforementioned 1,721,100 Employee Share Options, there are no outstanding Employee Share Options or Share Options with respect to the Company. Except as otherwise disclosed in Section 3.02(e) of the Disclosure Schedule, none of the issued Shares being sold to the Purchaser hereunder are subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for or purchase securities of the Company.

                  (f) The Company, the PRC WFOE and each Related Entity has filed and/or registered all annual returns and other Records as and where required to be filed and/or registered.

         3.03 Total Equity. (a) Aside from the Shares, there are no issued or outstanding shares of the Company. The Shares comprise the whole of the issued ordinary and preferred share capital of the Company as of the Effective Date. The Sellers are the registered holders and beneficial owners of the Shares.

                  (b) The Shares are being sold to the Purchaser by the Sellers free and clear of any Lien or other interests of any other third party whatsoever. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 2.01 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

                  (c) Except as otherwise disclosed in Section 3.02, there are no commitments in place under which the Company is obligated at any time to issue any shares or other securities of the Company.

                  (d) Other than the Employee Share Options, there are no outstanding options with respect to the Company or the Shares.

                  (e) There will be at the Closing no restriction(s) on the sale or transfer of any of the Shares to the Purchaser whatsoever.

         3.04 Subsidiaries. (a) Except for the PRC WFOE, which is 100% owned by the Company, the Company has no direct Subsidiaries. The PRC WFOE is a wholly foreign-owned enterprise duly organized and validly existing under the Laws of the PRC and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The business scope of the PRC WFOE specified in its business license is: "the development, production and sale of computer software, network application software ad network products and of information technology; to provide solutions and technical assistance for electronic commerce and for information services using cable and wireless networks; to provide system integration services and corresponding maintenance and repair services; to provide commercial consulting, training and other related services." Such business scope is sufficient for the PRC WFOE to conduct its business to the extent it has been and is currently conducted.

                  (b) The name of each director and officer of the PRC WFOE on the date hereof, and the position with the PRC WFOE held by each, are listed in
Section 3.04(b) of the Disclosure Schedule.

                  (c) Prior to the execution of this Agreement, the Sellers and the Company have made available to the Purchaser true and complete copies of the Constitution and Records of the PRC WFOE as in effect on the Effective Date. The Records are: (i) complete, true and accurate in all material respects; (ii) give a true and fair view of the trading transactions, financial and contractual position of the PRC WFOE and of its assets and liabilities; (iii) as far as is relevant, have been prepared in accordance with the applicable Law; and (iv) are in the possession of the Company in their original form.

                  (d) The registered capital of the PRC WFOE has been fully paid and the equity interest held by the Company in the PRC WFOE is not subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for the registered capital of the PRC WFOE. All of the equity interests in the PRC WFOE are owned, beneficially and of record, by the Company free and clear of all Liens. The PRC WFOE has properly reserved the reserve fund and staff bonus and welfare fund from its after-tax profits (if any) each fiscal year in accordance with applicable Law.

                  (e) Other than the PRC WFOE and the Related Entities, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Neither the Company nor the PRC WFOE is a member of (nor is any part of the business conducted through) any partnership nor is the Company or the PRC WFOE a participant in any joint venture or similar arrangement.

         3.04A Related Entities. (a) Each Related Entity is a limited liability company duly organized and validly existing under the Laws of the PRC and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Section 3.04A(a) of the Disclosure Schedule sets forth the business scope of each Related Entity as specified in its business license. Each such business scope is sufficient for the relevant Related Entity to conduct its business to the extent it has been and is currently conducted.

                  (b) The name of each director and officer of each Related Entity on the date hereof, and the position with each respective Related Entity held by each, are listed in Section 3.04A(b) of the Disclosure Schedule.

                  (c) Prior to the execution of this Agreement, the Sellers and the Company have made available to the Purchaser true and complete copies of the Constitution and Records of each Related Entity as in effect on the date hereof. The Records are: (i) complete, true and accurate in all material respects; (ii) give a true and fair view of the trading transactions, financial and contractual position of the each Related Entity and of its assets and liabilities; (iii) as far as is relevant, have been prepared in accordance with the applicable Law; and (iv) are available to the Company in their original form.

                  (d) Except as disclosed in Section 3.04A(d) of the Disclosure Schedule, the registered capital of each Related Entity has been fully paid and the equity interest in each Related Entity is not subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for the registered capital of each Related Entity. Except as disclosed in Section 3.04A(d) of the Disclosure Schedule, the equity interest in each Related Entity is owned, beneficially and of record, by the shareholders identified in Section 3.04A(d) of the Disclosure Schedule free and clear of all Liens. Each Related Entity has properly reserved from its after-tax profits (if any) in each fiscal year the amounts required by applicable Law in the PRC to the reserve fund and staff bonus and welfare fund.

                  (e) Except as Palm-Lottery, there are no other corporations, partnerships, joint ventures, associations or other entities in which any Related Entity owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Except as Palm-Lottery, neither of the Related Entities is a member of (nor is any part of the business conducted through) any partnership nor is any Related Entity a participant in any joint venture or similar arrangement.

                  (f) Palm-Lottery is a limited liability company duly organized and valid existing under the Laws of the PRC and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Section 3.04A(f) of the Disclosure Schedule sets forth the business scope of Palm-Lottery as specified in its business license. Each such business scope is sufficient for Palm-Lottery to conduct its business to the extent it has been and is currently conducted. The name of each shareholder, director and officer of Palm-Lottery on the date hereof, and the position with Palm-Lottery held by each, are listed in Section 3.04(f) of the Disclosure Schedule. The registered capital of Palm-Lottery has been fully paid and the equity interest held by Beijing Newpalm in Palm-Lottery is not subject to any preemptive rights, put or call rights or obligations, rights of first refusal, anti-dilution rights or liquidation rights or other rights to subscribe for the registered capital of Palm-Lottery, except as under Article 35 of the Company Law of the PRC or under Article 10 of the Articles of Association of Palm-Lottery. All of the equity interests held by Beijing Newpalm in Palm-Lottery are owned, beneficially and of record, by Beijing Newpalm free and clear of all Liens, except as under Article 35 of the Company Law of the PRC or under Article 10 of the Articles of Association of Palm-Lottery. The liability or obligations of Beijing Newpalm in respect of Palm-Lottery are limited to the capital contribution of Beijing Newpalm to the registered capital of Palm-Lottery. Other than a RMB500,000 loan advanced by Beijing Newpalm to Palm-Lottery which is convertible into equity interests in Palm-Lottery, there are no commitments in place under which Palm-Lottery is obligated at any time to provide additional funding or make additional capital contributions to the registered capital of Palm-Lottery.

         3.05 No Conflicts. The execution and delivery by the Sellers, the Company, the PRC WFOE and each Related Entity of this Agreement and the Transaction Documents to which they are parties do not, and the performance by the Sellers and the Company of their respective obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Constitution or any resolutions of the shareholders or directors of the Company, the PRC WFOE or any Related Entity;

                  (b) conflict with or result in a violation or breach of any term or provision of any Law or Order of any Governmental or Regulatory Authority of the PRC, the Cayman Islands, Hong Kong or any other governmental, administrative or regulatory bodies applicable to any Seller, the Company, the PRC WFOE or any Related Entity or any of their respective assets and properties except for such conflicts, violations or breaches as would not, individually or in the aggregate, have a Material Adverse Effect (disregarding for purposes of this Section 3.05 clause (c) of the proviso in the definition thereof); or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute a default under, (iii) require the Sellers, the Company, the PRC WFOE or any Related Entity to obtain any consent, approval or action under, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Sellers, the Company, the PRC WFOE or any Related Entity or any of their respective Assets under, any Material Contract or Governmental License to which the Sellers, the Company, the PRC WFOE or any Related Entity is a party or holder of or by which any of their respective Assets are bound, except for such conflicts, violations, breaches, defaults, requirements to obtain consent, approval or action, rights of termination, cancellation, acceleration or modification, payments or Liens as would not have a Material Adverse

Effect (disregarding for purposes of this Section 3.05 clause (c) of the proviso in the definition thereof).

         3.06 Governmental Approvals and Filings. Other than as otherwise disclosed in Section 3.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any applicable Governmental or Regulatory Authority on the part of the Company, the PRC WFOE or any Related Entity is required in connection with the execution, delivery and performance of this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby.

         3.07 Legal Proceedings. (a) There is no action, suit, arbitration proceeding, inquiry, claim or investigation either before or brought by any Governmental or Regulatory Authority or other Person pending or threatened in, or before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) (any "Proceeding"), against or affecting the Company or any Seller (as it relates to the Company). So far as the Company and each Management Seller is aware, having made due and proper inquiries, there are no facts likely to give rise to any Proceeding.

                  (b) Neither the Company nor any Seller (as it relates to the Company) has commenced or settled any legal proceedings including ordinary routine litigation incidental to the Company's business. There are no outstanding Orders by which the Company or any Seller (as it relates to the Company) or any of their securities, assets, properties or businesses are bound.

                  (c) No material claim has been made against the Company, the PRC WFOE or any Related Entity in connection with any defective product or services supplied by it in the course of carrying on its business and the Company has maintained insurance that is customary to the applicable industry and type of business.

                  (d) There does not exist any actual written threat or any action, proceeding or other application pending before any court or Governmental or Regulatory Authority brought by any Person or Governmental or Regulatory
Authority: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from any of the Parties or their Affiliates as a result of such transactions; (ii) seeking to prohibit or impose any limitations on the Purchaser's ownership or operation of all or any portion of the Shares or the underlying assets of the Company, or to compel the Purchaser's to dispose of or hold separate all or any portion of its or the Shares or the Company's business or assets as a result of the transactions contemplated by the Agreement; or
(iii) that would cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

         3.08 Compliance with Laws and Orders. Except as disclosed in Section
3.08 of the Disclosure Schedule, the Company, the PRC WFOE and each Related Entity and each Seller has complied in all material respects with applicable Law and Order and none of the Company, the PRC WFOE, any Related Entity or any Seller and their respective Affiliates is or has at any time since the Inception Date been, or has received any notice that it is or has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company, the PRC WFOE or any Related Entity or any of their respective Assets.

         3.09 Brokers or Finders. Except as disclosed in Section 3.09 of the Disclosure Schedule, none of the Company, the PRC WFOE or any Related Entity has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. For the avoidance of doubt, any brokerage, finders' fee, agents' commissions or any similar charge(s) in relation to or associated with this Agreement, will be paid by the Sellers.

         3.10 No Bankruptcy or Insolvency. (a) No order has been made, or petition presented, or resolution passed for the winding-up of the Company, the PRC WFOE or any Related Entity or any Seller. None of the Company, the PRC WFOE or any Related Entity or any Seller has had:

                           (i)      any petition or order for winding-up filed
 against it;

                           (ii)     any appointment of a receiver over the whole
or part of the undertaking of its assets;

                           (iii)    any petition or order for administration
against it;

                           (iv)     any voluntary arrangement between any
 creditor and it;

                           (v)      any distress or execution or other process
levied in respect of it which remain undischarged; or

                           (vi)     any unfulfilled or unsatisfied judgment or
court order against it over the amount of US$100,000.

                  (b) None of the Company, the PRC WFOE or any Related Entity or any Seller is insolvent and each can pay its debts as and when they fall due.

                  (c) There are no circumstances which would entitle any Person to present a petition for the winding-up or administration of the Company, the PRC WFOE or any Related Entity or any Seller or to appoint a receiver over the whole or any part of the undertaking or assets of the Company, the PRC WFOE or any Related Entity or any Seller.

         3.11 Financial Representations. (a) Complete and unaltered copies of the Management Accounts have been delivered by the Company to the Purchaser. The Management Accounts (i) were prepared in accordance with the books of account and other financial records of the Company, the PRC WFOE and the Related Entities, (ii) present fairly the combined financial condition and results of operations of the Company, the PRC WFOE and the Related Entities as at the dates thereof or for the respective periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company, the PRC WFOE and the Related Entities (except as may be indicated in the notes thereto and except that the Management Accounts do not contain footnotes and are subject to normal and recurring period-end adjustments, which adjustments would not have a Material Adverse Effect) and (iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of the Company, the PRC WFOE and the Related Entities and the results of the operations of the Company, the PRC WFOE and the Related Entities as of the dates thereof or for the periods covered thereby. There are no Liabilities of the Company, the PRC WFOE or any Related Entity, other than Liabilities that are reflected or reserved against on the unaudited combined balance sheets of the Company, the PRC WFOE and the Related Entity for the period ended as of February 28, 2003 and would not have a Material Adverse Effect.

                  (b) The books of account and other financial records of the Company, the PRC WFOE and the Related Entities: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Company, the PRC WFOE and the Related Entities, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

                  (c) Section 3.11(c) of the Disclosure Schedule sets forth each and every account maintained by each of the Company, the PRC WFOE and the Related Entities at a bank or other financial institution, including the name of such bank or financial institution, account number and the amount of balance on such account.

                  (d) All forecasts and projections of any future financial results or sales pipeline activities of the Company, the PRC WFOE and the Related Entities provided to the Purchaser by or on behalf of the Company, any of the Company's, the PRC WFOE's or any Related Entity's management or any Seller including, without limitation, those for the 12 months ending December 31, 2003 (by month) and those set out in Section 3.11(d) of the Disclosure Schedule were prepared in good faith and were based upon reasonable estimates and assumptions.

                  (e) The Net Asset Value reflected on the unaudited pro forma combined balance sheet in the Management Accounts for the year ended and as of December 31, 2002 is US$8,402,000, before payment of the Special Dividend, and the Net Asset Value that will be reflected on the pro forma combined balance sheet included in the 2002 Financial Statements will be no less than US$6,500,000 before payment of the Special Dividend. During the 6-month period after Closing, the Company will have sufficient working capital for normal operations as well as payment of all outstanding liabilities.

                  (f) Any adjustments that may be necessary to the accounts receivable, inventory and accounts payable associated with the systems integration business (including as related to Ji Tong Network Communications Co., Ltd., Openwave Systems Inc., China Unicom Communication Co., Ltd., Datacraft (China) Ltd. and Hurray Solutions Limited) will not result in any requirement for any additional working capital funding from the Parent to the Company, the PRC WFOE or any Related Entity.

                  (g) The unaudited pro forma combined revenue for the Company, the PRC WFOE and the Related Entities for the 3-month period ending December 31, 2002 attributable to the SMS business is not less than US$1,800,000.

                  (h) The indemnification rights specified in Section 9 hereof will cover any claim asserting that the Net Asset Value as of December 31, 2002 as reflected in the 2002 Financial Statements is less than US$6,500,000 before payment of the Special Dividend. In such event, the Loss to be indemnified shall equal the amount by which the Net Asset Value is less than US$6,500,000 before payment of the Special Dividend.

         Section 3A. Representations and Warranties of Non-Management Sellers. Each of the Non-Management Sellers, in respect of itself only, represents and warrants, severally and not jointly, to and for the benefit of the Purchaser, the following:

         3A.01 Authority. (a) Each Non-Management Seller has full legal capacity, power and authority to enter into, execute and deliver this Agreement and, where applicable, the Transaction Documents to which it is a party, and to perform each of its obligations hereunder, thereunder and under each of the other documents required to be entered into pursuant hereto. This Agreement and each applicable Transaction Document to which such Non-Management Seller is a party have been duly and validly executed and delivered by such Non-Management Seller and will constitute a legal, valid and binding obligation of such Non-Management Seller enforceable against such Non-Management Seller in accordance with its terms subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of such Non-Management Seller. No voluntary arrangement has been proposed or reached with any creditors of such Non-Management Seller. Such Non-Management Seller is able to pay its debts as and when they fall due and is solvent.

                  (b) The name of each beneficial holder of each Other Seller and the respective share ownership percentage position with each respective Other Seller held by each, are listed in Section 3A(b) of the Disclosure Schedule.

         3A.02 Related Party Transactions in Respect of Institutional Sellers. Except as disclosed in Section 3A.02 of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company, the PRC WFOE or any Related Entity, on the one hand, and any Institutional Seller, or officer, director, Affiliate or Associate of such Institutional Seller or any Associate of any such officer, director or Affiliate (other than the Company, the PRC WFOE or any Related Entity), on the other, (ii) neither any such Institutional Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company, the PRC WFOE or any Related Entity, (iii) none of the Company, the PRC WFOE or any Related Entity provides or causes to be provided any assets, services or facilities to any Institutional Seller or any officer, director, Affiliate or Associate of any Seller and (iv) none of the Company, the PRC WFOE or any Related Entity beneficially owns, directly or indirectly, any Assets of any Institutional Seller or any such officer, director, Affiliate or Associate of any Institutional Seller. Except as disclosed in Section 3A.02 of the Disclosure Schedule, all transactions engaged in by the Company, the PRC WFOE or any Related Entity, any Institutional Seller and any Associate or Affiliate thereof, was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 3A.02 of the Disclosure Schedule, since the December 31, 2002, all settlements of intercompany Liabilities between the Company, the PRC WFOE or any Related Entity, on the one hand, and any Institutional Seller or any officer, director, Affiliate or Associate of any Institutional Seller, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

         Section 3B. Representations and Warranties of the Management Sellers, the Company and the Related Entities. Each Management Seller, the Company and the Related Entities, jointly and severally (except that the representations and warranties set forth in Section 3B.01 are made by each Management Seller severally and not jointly with respect to the other Management Seller), represents and warrants to, and for the benefit of the Purchaser, the following:

         3B.01 Authority. (a) Each Management Seller has full legal capacity, power and authority to enter into, execute and deliver this Agreement and, where applicable, the Transaction Documents to which it is a party, and to perform each of its obligations hereunder, thereunder and under each of the other documents required to be entered into pursuant hereto. This Agreement and each applicable Transaction Documents to which such Management Shareholder is a party have been duly and validly executed and delivered by each such Management Seller and will constitute a legal, valid and binding obligation of such Management Seller enforceable against such Management Seller in accordance with its terms subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of such Management Seller. No voluntary arrangement has been proposed or reached with any creditors of such Management Seller. Such Management Seller is able to pay its debts as and when they fall due and is solvent.

                  (b) The name of each beneficial holder of each Management Seller and the respective share ownership percentage position with each respective Management Seller held by each, are listed in Section 3B.01(b) of the Disclosure Schedule.

         3B.02 No Undisclosed Indebtedness. Except as disclosed in Section 3B.02 of the Disclosure Schedule, none of the Company, the PRC WFOE or any Related Entity has any material liability for Indebtedness in excess of US$50,000 that has not been reflected or disclosed in the Management Accounts for the year ended and as of December 31, 2002.

         3B.03 Taxes. (a) The Company, the PRC WFOE and each Related Entity have duly filed all Tax Returns for any period on or before the Closing Date and the same have been made or given in good faith within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date and none of them contains any statement that is false or misleading in any material respects or omits to refer to any material matter which is required to be included or without which the statement is false or misleading. None of such Tax Return is or, to the knowledge of the Management Sellers, is likely to be the subject of any dispute with any tax authority.

                  (b) The Company, the PRC WFOE, and each Related Entity have paid when due, and have withheld, deducted and accounted to the relevant authorities for, all Taxes which they have become liable to pay, withhold, deduct or account for on or before the date hereof. For the purposes of this
Section 3B.03(b) "a liability to pay" includes a liability to pay any penalty or interest. None of the Company, the PRC WFOE, any Related Entity, or any respective director or officer thereof has paid or become liable to pay any fine, penalty, surcharge or interest in relation to tax in relation to the activities of the Company, the PRC WFOE, and any Related Entity.

                  (c) The Company, the PRC WFOE and each Related Entity have complied in all material respects with all legislation, regulations, executive orders and directions relating to or associated with any Taxes.

                  (d) There are no outstanding or likely disputes or questions or demands between the Company, the PRC WFOE, and each Related Entity, on the one hand, and any Governmental or Regulatory Authority or agent thereof, on the other hand, concerning any Tax liability. There are no Tax liens on any of the Assets of the Company, the PRC WFOE or any Related Entity. None of the Company, the PRC WFOE or the Related Entities has received any claim from any taxing authority in a jurisdiction in which the Company, the PRC WFOE or any Related Entity is or may be subject to taxation and in which the Company, the PRC WFOE or any Related Entity has failed to file Tax Returns required by that jurisdiction. Section 3B.03(d) of the Disclosure Schedule lists all jurisdictions in which Tax Returns are filed with respect to any of the Company, the PRC WFOE and the Related Entities and indicates those Tax Returns that have been audited or that are currently the subject of audit. The Management Sellers have made available to the Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company, the PRC WFOE and the Related Entities since the Inception Date.

                  (e) Other than pursuant to this Agreement, none of the Company, the PRC WFOE or any Related Entity has ever been a party to or bound by any Tax indemnity, Tax sharing or similar agreement and none of the Company, the PRC WFOE nor any Related Entity has any material liability for any Taxes of any other person.

         3B.04 Employment and Benefits. (a) The Company has already provided to the Purchaser: (i) the names and commencement date of employment of all current employees, and directors of the Company, the PRC WFOE and each Related Entity who will serve in such capacity on the Closing Date and the names and commencement date of all contractors who are serving in such capacity; (ii) the monthly salary of each such employee and (iii) any bonus or commission scheme and any other benefits provided or which the Company, the PRC WFOE or any Related Entity is bound to provide (whether now or in the future) to all such employees or otherwise.

                  (b) Section 3B.04(b) of the Disclosure Schedule contains an accurate and complete list of each Benefit Plan of the Company, the PRC WFOE and each Related Entity and none of the Company, the PRC WFOE or the Related Entities has made any commitments to establish new or to expand Benefit Plans as set forth therein.

                  (c) The Company, the PRC WFOE and each Related Entity have complied with all applicable Laws relating to each Benefit Plan. All contributions or payments required to be made by the Company, the PRC WFOE or any Related Entity with respect to each Benefit Plan (including proper allocation of after-tax profit to the reserve fund and staff bonus and welfare fund each year put to the PRC law) have been made on or before their due dates. All such contributions and payments required to be made by any employees of the Company, the PRC WFOE or any Related Entity with respect to the relevant Benefit Plan have been fully deducted and paid to the relevant Governmental or Regulatory Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental or Regulatory Authority or any employee of the Company, the PRC WFOE or any Related Entity.

                  (d) With respect to each agreement with employees and contractors of the Company, the PRC WFOE and each Related Entity, the Company, the PRC WFOE and each Related Entity have duly performed and complied with all of their obligations (including, but not limited to, the making all payments for services rendered and other benefits). The Company, the PRC WFOE and each Related Entity has duly complied with applicable employment regulations in all material respects. Each of the contracts entered into with employees, consultants or contractors of the Company, the PRC WFOE and each Related Entity is enforceable against the parties to it and there is no party in breach of, or in default under, such contract which would have a Material Adverse Effect. For the avoidance of doubt, each of the staff at the Company's call center operation based in Tianjin for each of the two most recent years is a contractor.

                  (e) Each of the employees of the Company, the PRC WFOE and each Related Entity has executed an employment agreement containing or addressing confidentiality obligations, copyright, technology-invention ownership and non-competition matters, in the form attached as Schedule G hereto. No employee or contractor has any rights to the Company's, the PRC WFOE's or any Related Entity's Intellectual Property and IP Assets, including the right to receive royalties or other payments from the Company, the PRC WFOE or any Related Entity. The contractors do not have access to the IP Assets or Intellectual Property in a manner that could materially impair or jeopardize the business of the Company, the PRC WFOE and each Related Entity.

                  (f) None of the Company, the PRC WFOE or any Related Entity or any Management Seller has offered, promised or agreed for the future any material variation in any employment or contractor/service agreement other than performance-based adjustments pursuant to the existing policy of the Company, the PRC WFOE or any Related Entity, as the case may be, in the ordinary course of its business. Without limiting the generality of the preceding sentence, there has been no material change in the remuneration or benefits of any executives, directors, officers or Key Employees of the Company, the PRC WFOE or any Related Entity within the past 12 months.

                  (g) There is no action or dispute threatened or existing or anticipated in respect of or concerning any of the employees of the Company, the PRC WFOE or any Related Entity relating to or based on any facts or circumstances (or part thereof) arising or existing prior to the Effective Date ("Employee Litigation"). To the best knowledge of each Management Seller, there are no facts or circumstances which are likely to result in such a dispute.

                  (h) To the knowledge of the Management Sellers, each full-time employee of the Company, the PRC WFOE or any Related Entity has been devoting 100% of his/her business time during the Company's, the PRC WFOE's or such Related Entity's business hours to the conduct of the Company's, the PRC WFOE's or Related Entity's business, as the case may be. Each contractor of the Company, the PRC WFOE or any Related Entity has been devoting 100% of his/her contracted time (as specified in his/her service or contractor agreement) to the conduct of the Company's, the PRC WFOE's or such Related Entity's business, as the case may be.

                  (i) No loans or other advances have been made to any director, officer, employee or contractor of the Company, the PRC WFOE or any Related Entity, other than for travel allowances and other expenses in the ordinary course of business.

                  (j) Since December 31, 2002, the Company has not considered dismissing any employee of the Company, the PRC WFOE or any Related Entity.

                  (k) Section 3B.04(k) of the Disclosure Schedule contains a list of the key employees of the Company and summary of key terms including the expiration of their current term of employment as at Closing (the "Key Employees").

         3B.05    Real Property and Business Premises.  (a) None of the Company,
the PRC WFOE or any Related Entity owns any real property whatsoever.

                  (b) All of the commercial leases and subleases executed by the Company, the PRC WFOE or any Related Entity are in full force and effect, and none of the Company, the PRC WFOE or any Related Entities has received notice of any claim of any sort that is currently outstanding and that has been asserted by anyone adverse to the rights of the Company, the PRC WFOE or any Related Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the PRC WFOE or any Related Entity to the continued possession of the commercial leased or subleased premises under any such commercial lease or sublease.

                  (c) Section 3B.05(c) of the Disclosure Schedule accurately in all material respects describes all the business premises leased or occupied by the Company, the PRC WFOE or any Related Entity (the "Business Premises"). The Company, the PRC WFOE and each Related Entity, as the case may be, has exclusive occupation of the Business Premises. None of the Company, the PRC WFOE or any Related Entity is in breach of any term or obligation of any leases or licenses relating to the Business Premises. None of the Company, the PRC WFOE and the Related Entities has been in default with respect to any payments required by and has otherwise failed to comply with the terms of each of the leases and/or licenses relating to the Business Premises, except for any default or failure as would not have a Material Adverse Effect. There are no current disputes relating to any of the Business Premises or their use.

         3B.06 Tangible Personal Property and Plant & Equipment. (a) The Company, the PRC WFOE and each Related Entity is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property including all plant and equipment used in the conduct of its business, including all tangible personal property reflected on the balance sheets included in the Financial Statements of the Company and tangible personal property acquired since the Inception Date other than property disposed of since such date in the ordinary course of business. All such tangible personal property including all plant and equipment that is owned or leased by the Company, the PRC WFOE and each Related Entity is free and clear of all Liens and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

                  (b) Section 3B.06(b) of the Disclosure Schedule is a complete list of all items of plant and equipment owned by the Company, the PRC WFOE and each Related Entity with a written down value in excess of RMB2,000 as at December 31, 2002 ("Plant and Equipment"). Except as set forth in Section 3B.08(b) of the Disclosure Schedule, each item of Plant and Equipment is in good repair taking into account normal wear and tear, is in satisfactory working condition and capable of doing the work for which it is designed and is physically in the possession of the Company, the PRC WFOE and each Related Entity.

                  (c) Section 3B.06(c) of the Disclosure Schedule is a complete list of all Equipment Leases. The Company, the PRC WFOE and each Related Entity has made all payments required by and has otherwise complied with the terms of each of the Equipment Leases, except for such failure thereof as would not have a Material Adverse Effect.

         3B.07 Intellectual Property. (a) The Company, the PRC WFOE and each Related Entity owns or has the right to use pursuant to license, sublicense, agreement or permission all the Intellectual Property set out in Section 3B.07(c) and 3B.07(d) of the Disclosure Schedule. The Company, the PRC WFOE and each Related Entity has taken all necessary, proper and reasonable steps and actions to maintain and protect its own Intellectual Property.

                  (b) To the knowledge of the Management Sellers, none of the Company, the PRC WFOE or any Related Entity has, on its own behalf or through an agent, infringed upon, misappropriated, or used without a required license, any Intellectual Property of third parties, or received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or misuse that has not been finally resolved (including any claim that the Company, the PRC WFOE or any Related Entity must license or refrain from using any Intellectual Property of any third party). To the knowledge of the Management Sellers, no third party has infringed upon, misappropriated, or otherwise misused any Intellectual Property of the Company, the PRC WFOE or any Related Entity.

                  (c) Section 3B.07(c) of the Disclosure Schedule identifies each registered and unregistered (as indicated) Intellectual Property that is materially related to the core business of, and is owned by, the Company, the PRC WFOE or any Related Entity and identifies each license, agreement, or other permission currently in effect pursuant to which the Company, the PRC WFOE or any Related Entity has granted to any third party rights with respect to any of such Intellectual Property other than in the ordinary course of business. The Company has delivered to the Purchaser correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of rights of each such Intellectual Property that is in the possession of the Company. With respect to each item of Intellectual Property identified in Section 3B.07(c) of the Disclosure Schedule:

                           (i) the Company, the PRC WFOE and each Related Entity possess all right, title, and interest in and each item, or has the valid right to use each item, free and clear of any Liens and none of the Company, the PRC WFOE or any Related Entity has assigned or in any way disposed of any right, title or interest in any item;

                           (ii) each item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been filed or is threatened which challenges the legality, validity, enforceability, use, or ownership of each item; and

                           (iv) the Company, the PRC WFOE and each Related Entity has taken all commercially reasonable steps to obtain and maintain appropriate registrations (if applicable) for each item and to protect and defend each item.

                  (d) Section 3B.07(d) of the Disclosure Schedule lists the items of Intellectual Property that any third party owns and that the Company, the PRC WFOE and each Related Entity use pursuant to applicable licenses, sublicenses, agreements, or permission (other than pursuant to shrink-wrap software licenses, shareware/open source or site licenses). With respect to each item of Intellectual Property identified on Section 3B.07(d) of the Disclosure
Schedule:

                           (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable according to the applicable terms under the applicable license, sublicense, agreement, or permission, and in full force and effect;

                           (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

                           (iii) to the knowledge of the Management Sellers, after due inquiry, none of the Company, the PRC WFOE or any Related Entity is in breach or default of any such license, sublicense, agreement or permission, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) to the knowledge of the Management Sellers, after due inquiry, no current or former customer to such license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (v) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof by written notice to the Company, the PRC WFOE or any Related Entity or any representatives thereof;

                           (vi) to the knowledge of the Management Sellers, after due inquiry, no underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been filed or is pending against the Company, the PRC WFOE or any Related Entity in relation to any underlying item of Intellectual Property and, to the knowledge of the Management Sellers, no owner of such Intellectual Property has threatened any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                           (viii) none of the Company, the PRC WFOE or any Related Entity has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than in the ordinary course of business; and

                           (ix) none of the Company, the PRC WFOE or any Related Entity has taken any action or inaction or assisted any other person to take any action or inaction with such Intellectual Property that infringes upon, misappropriate, or otherwise misuses any such Intellectual Property.

                  (e) To the best knowledge of the Management Sellers, after due inquiry, there has not been:

                           (i) any misuse or unauthorized disclosure of the Company's, the PRC WFOE's or any Related Entity's confidential information in any material respect; or

                           (ii) any other act which may affect the validity or enforceability of the Intellectual Property rights of the Company, the PRC WFOE or any Related Entity in any material respect.

                  (f) None of the Company, the PRC WFOE or any Related Entity or any Management Seller is aware, having made due and proper inquiries, of any inappropriate, improper, unpermitted or infringing use by any other person of any of the business names or the trade marks owned or used by the Company, the PRC WFOE or any Related Entity.

         3B.08    Contracts.

                  (a)  [Intentionally left blank]

                  (b) There are no contracts or obligations, agreements or arrangements involving the Company, the PRC WFOE or any Related Entity and no practices in which the Company, the PRC WFOE or any Related Entity is engaged, which are void, illegal, unenforceable, registerable or under which contravene in any material respect, any fair competition legislation or regulations of any applicable Governmental or Regulatory Authority, nor has the Company, the

PRC WFOE or any Related Entity received any threat or complaint or request for information or investigation in relation to or in connection with any such legislation or regulations.

                  (c) The Company, the PRC WFOE and each Related Entity has duly performed and complied in all material respects with its obligations under all Material Contracts. None of the Company, the PRC WFOE or the Related Entities has made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party, other than in the ordinary course of business and on customary terms.

                  (d) Except as set forth in Section 3B.08(d) of the Disclosure Schedule, with respect to the Material Contracts:

                           (i) each Material Contract is valid and binding on the parties thereto and is in full force and effect;

                           (ii) upon consummation of the transactions contemplated by this Agreement and the Transaction Documents, each Material Contract shall continue in full force and effect without penalty or Material Adverse Effect (disregarding for purposes of this Section 3B.08(d)(ii) clause (c) of the proviso in the definition thereof). None of the Company, the PRC WFOE or any Related Entity is in breach of, or default under, any Material Contract;

                           (iii) none of the Company, the PRC WFOE or any Related Entity has received any notice of termination, cancellation, breach or default under any Material Contract and, to the best knowledge of the Management Sellers, no party to any Material Contract is in breach thereof or default thereunder.

                  (e) Section 3B.08(e) of the Disclosure Schedule contains a true and correct complete list of all of the following agreements, instruments, written contract or other arrangement, together with any related amendments, waivers, supplements, schedules, exhibits, work orders, notices as to termination or change thereunder, to which the Company, the PRC WFOE, any Related Entity or any Management Seller (as it relates to the Company) is a party (the "Material Contracts"):

                           (i) each contract, agreement, invoice, purchase order and other arrangement for the furnishing of services to the Company, the PRC WFOE or any Related Entity or otherwise related to the Company, the PRC WFOE, or any Related Entity, under the terms of which the Company, the PRC WFOE or any Related Entity: (A) is likely to pay or otherwise give consideration of more than US$50,000 in the aggregate during the calendar year ended December 31, 2002, (B) is likely to pay or otherwise give consideration of more than US$50,000 in the aggregate over the remaining term of such contract or (C) except in the case of employment agreements with employees of the Company, the PRC WFOE or the Related Entities, cannot cancel without penalty or further payment and without more than 30 days' notice. For avoidance of doubt, this shall include all support agreements (or group of related agreements) including but not limited to the contracts covering maintenance of Company, the PRC WFOE or any Related Entity portal or development of website content or sourcing of website content;

                           (ii) each contract, agreement, invoice, sales order and other arrangement, for the furnishing of services by the Company, the PRC WFOE or any Related Entity which: (A) is likely to involve consideration of more than US$50,000 in the aggregate during the calendar year ended December 31, 2002, (B) is likely to involve consideration of more than US$50,000 in the aggregate over the remaining term of the contract or
         (C) cannot be cancelled by the Company, the PRC WFOE or any Related Entity without penalty or further payment and without more than 30 days' notice. For avoidance of doubt, regardless of the revenue amount to the Company, the PRC WFOE or any Related Entity, this shall include all the agreements between the Company, the PRC WFOE or any Related Entity, on the one hand, and provincial or regional mobile operator regarding the Short Message delivery cooperation, on the other hand;

                           (iii) each contract, agreement, lease and sublease concerning the use, occupancy, management or operation of any real property;

                           (iv) all franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements in excess of US$50,000;

                           (v) all management contracts and contracts with independent contractors or consultants (or similar arrangements) in excess of US$50,000 which are not cancelable without penalty or further payment and without more than 30 days' notice;

                           (vi) all contracts and agreements relating to Indebtedness or Liabilities of the Company, the PRC WFOE or any Related Entity in excess of US$20,000;

                           (vii) all contracts and agreements with any Governmental or Regulatory Authority;

                           (viii) all contracts and agreements that limit or purport to limit the ability of the Company, the PRC WFOE or any Related Party to compete in any line of business or with any Person or in any geographic area or during any period of time;

                           (ix) all contracts and agreements providing for benefits under any Benefit Plan (other than the employment agreement with each employee of the Company, the PRC WFOE or any Related Entity);

                           (x) all agreements included in the licenses related to the Intellectual Property licensed or owned by the Company, the PRC WFOE or any Related Entity;

                           (xi) all agreements providing for exclusive cooperation or exclusive business relationship or similar arrangement;

                           (xii) all contracts and agreements between or among the Company, the PRC WFOE or any Related Entity, on one hand, and a Seller or any Affiliate or Associate, on the other hand; and

                           (xiii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company, the PRC WFOE or any Related Entity, taken as a whole, or the business of the Company, the PRC WFOE or any Related Entity, or the absence of which would have a Material Adverse Effect.

         3B.09 Licenses. (a) Section 3B.09 of the Disclosure Schedule contains a true and complete list of all Governmental Licenses used in and material to the business or operations of the Company, the PRC WFOE or any Related Entity, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has made available to Purchaser true and complete copies of all such Governmental Licenses. Except as disclosed in Section 3B.09 of the Disclosure Schedule:

                           (i) The Company, the PRC WFOE and each Related Entity owns or validly holds all Governmental Licenses that are material to its business or operations;

                           (ii) each Governmental License listed in Section 3B.09 of the Disclosure Schedule is valid, binding and in full force and effect;

                           and

                           (iii) none of the Company, the PRC WFOE or any Related Entity is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Governmental Licenses.

                  (b) Without limiting the generality of paragraph (a) above, all Governmental Licenses required under PRC law for the due and proper establishment and operation of businesses of the Company, the PRC WFOE and each Related Entity and for the conduct of the business of the Company, the PRC WFOE and each Related Entity have been duly obtained from the relevant PRC authorities and are in full force and effect. All filings and registrations with the relevant PRC authorities required in respect of Company, the PRC WFOE and each Related Entity and its operations, including but not limited to registration with the Ministry of Information Industry, Ministry of Foreign Trade and Economic Cooperation, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange or their respective authorized local agencies, and the relevant tax bureau, customs authorities and product registration authorities, have been duly completed in accordance with the relevant PRC rules and regulations.

         3B.10 Insurance. Each of the PRC WFOE and the Related Entities has, and for the past two years has, maintained valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective statutory employment-related insurance policies issued in favor of the PRC WFOE or each Related Entity, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies in the PRC engaged in businesses and operations similar to those of the PRC WFOE or such Related Entity, as the case may be.

         3B.11 Disclosure and Information. (a) No representation or warranty contained in this Agreement or in any other Transaction Document and given by, or on behalf of, any Seller, the Company, the PRC WFOE, any Related Entity or any Key Employee and no statement contained in the Disclosure Schedule, any certificates delivered pursuant hereto or the 2002 Financial Statements delivered pursuant to this Agreement contains any material misstatement or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                  (b) To the best knowledge of the Management Sellers, there are no facts or circumstances that could materially adversely affect the Shares, the Company, the PRC WFOE, any Related Entity, any Seller (as it relates to the Company), any of the Assets or the condition (financial or otherwise), operations, profitability or prospects of the Company, the PRC WFOE or any Related Entity which have not been fully and properly disclosed to the Purchaser.

                  (c) The Constitution, minute books and other similar records of the Company, the PRC WFOE and each Related Entity as made available to the Purchaser prior to the Effective Date contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company, the PRC WFOE and the Related Entities. The share transfer ledgers and other similar records of the Company, the PRC WFOE and the Related Entities as made available to the Purchaser prior to the Effective Date accurately reflect all record transfers prior to such date in the share capital of the Company and the registered capital of each of the PRC WFOE and the Related Entities. Except as those maintained by the Company's registration agent or the relevant Government and Regulatory Authorities, none of the Company, the PRC WFOE or any Related Entity has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company, the PRC WFOE or an Related Entity.

         3B.12 Systems Integration Business. Any adjustments that may be necessary to the accounts receivable, inventory and accounts payable associated with the systems integration business will not result in any requirement for any additional working capital funding from the Parent to the Company, the PRC WFOE or any Related Entity; provided, that the indemnification rights specified in
Section 9 hereof will cover up to US$3,162,000 of any accounts payable that the Company must pay for which it is unable to collect upon the corresponding accounts receivable, in each case as associated with the systems integration business.

         3B.13. Absence of Changes. Since December 31, 2002, there has not been any change in the Business or Condition of the Company that would result in a Material Adverse Effect and each of the Company, the PRC WFOE and the Related Entities has been conducting its business only in the ordinary course and in a manner consistent with past practice. Without limiting the generality of the foregoing, since December 31, 2002, none of the Company, the PRC WFOE or any Related Entity has:

                  (a) amended, terminated, canceled or compromised any material claims of, or waive any other rights of substantial value to, the Company, the PRC WFOE or any Related Entity;

                  (b) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed, with a value in excess of US$50,000 individually or US$100,000 in the aggregate (including, without limitation, leasehold interests and intangible property);

                  (c) issued or sold any share capital, equity interests, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company, the PRC WFOE or any Related Entity;

                  (d) redeemed any of the share capital or, except with respect to the dividend to be declared and paid on or prior to Closing in accordance with applicable Law, declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of the securities or the equity interests of the Company, the PRC WFOE or any Related

Entity or otherwise, other than dividends, distributions and redemptions declared, made or paid by the PRC WFOE or any Related Entity solely to the Company;

                  (e) merged with, entered into a consolidation with or acquired an interest in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice;

                  (f) made any capital expenditure or commitment for any capital expenditure in excess of US$10,000 individually or US$100,000 in the aggregate except as related to the establishment and operations of the customer services call center located in Tianjin, the PRC;

                  (g) incurred any Indebtedness in excess of US$50,000 individually or US$100,000 in the aggregate;

                  (h) failed to pay any creditor any amount owed to such creditor when due;

                  (i) (i) granted any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company, the PRC WFOE or any Related Entity to any of its employees, including, without limitation, any increase or change pursuant to any plan, or (ii) established or increase or promise to increase any benefits under any plan, in either case, except as required by any applicable Law or any collective bargaining agreement and involving ordinary increases consistent with the past practices of the Company in accordance with the Company's operating budget, the PRC WFOE or any Related Entity or involving amounts not in excess of US$10,000 per month in the aggregate;

                  (j) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

                  (k) allowed any Permit that was issued or relates to the Company, the PRC WFOE or any Related Entity or otherwise relates to the business thereof to lapse or terminate or failed to renew any insurance policy or Permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

                  (l) amended, modified or consented to the termination of any Material Contract or the Company's, the PRC WFOE's or any Related Entity's rights thereunder;

                  (m) amended or restated the Constitution of the Company, the PRC WFOE or any Related Entity;

                  (n) changed any content of the Books and Records; or

                  (o) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3B.13 and to grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this
Section 3B.13, except as expressly contemplated by this Agreement and the Ancillary Agreements.

         3B.14. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company, the PRC WFOE or any Related Entity or comparable delegations of authority outstanding.

         3B.15.   Product, Services and Assets.

                  (a) There are no current or threatened disputes with regards to the Company's, the PRC WFOE's or any Related Entity's IP Assets. The Company's, the PRC WFOE's and each Related Entity's products, as the case may be, have been successfully installed and utilized by customers of the Company, the PRC WFOE or each Related Entity, as the case may be, or have been delivered successfully and satisfactorily to all such customers of the Company, the PRC WFOE or each Related Entity, as the case may be.

                  (b) No IP Assets sold, leased or delivered by the Company, the PRC WFOE or any Related Entity and no support or service provided by the Company, the PRC WFOE or any Related Entity to customers on or prior to the Effective Date is subject to any express guaranty, express warranty or other indemnity (including without limitation as to product or service reliability, security, interoperability, compatibility (forward and backward), upgrade path or upgrade timing) except as expressly set forth on those contracts with customers copies of which have been provided to the Purchaser and are listed in
Section 3B.15(b) of the Disclosure Schedule.

                  (c) Each of the Company, the PRC WFOE and the Related Entities is the legal and beneficial owner of, or has valid right to use, all its Assets and there are no Lien over or affecting such Assets.

                  (d) The Assets are sufficient to enable the effective conduct of the business of the Company, the PRC WFOE and each Related Entity after Closing as it is carried on at the date of this agreement and at Closing.

         3B.16 Substantial Customers and Suppliers. (a) For purposes of this
Section 3B.16(a), a "Material Customer" shall mean all 38 customers of the Company, the PRC WFOE and each Related Entity at the provincial level of China Mobile and China Unicom and the five additional customers that account for the highest attributed revenues for the year ended December 31, 2002. Section 3B.16(a) of the Disclosure Schedule lists the Material Customers (whether direct or indirect) and applicable contracts of the Company, the PRC WFOE and each Related Entity. Each of the Material Customers, related contracts and attributed revenues are not duplicative or redundant. With respect to the applicable contracts with Material Customers, there exists no event of default and, to the best knowledge of the Management Sellers, no event has occurred which would result in any such event of default or prevent the Company, the PRC WFOE or any Related Entity from obtaining the benefit thereunder. The Company's, the PRC WFOE's and each Related Entity's relationship with each Material Customer is good and, to the best knowledge of the Company, the PRC WFOE or any Related Entity or any Seller, there are no facts or circumstances (i) relating to any dispute threatened, actual or pending between the Company, the PRC WFOE or any Related Entity and any Material Customer that cannot be settled in the ordinary course of business, (ii) relating to any desire or plan of any Material Customer to terminate or modify or not to renew such relationship or (iii) which, in connection with any Material Customer in respect of which any relevant contract has not been executed or has expired, have come to the attention of the Management Sellers indicating that such contract will not be executed or renewed, as the case may be.

                  (b) For purposes of this Section 3B.16(b), a "Material Supplier" shall mean any of the top ten (10) third party suppliers of the Company, the PRC WFOE and the Related Entities, taken as a whole with the highest attributed costs or the basis of costs for the year ended December 31, 2002. Section 3B.16(b) of the Disclosure Schedule lists the material suppliers. With respect to the applicable contracts with Material Suppliers, there exists no event of default and, to the knowledge of the Management Sellers, no event has occurred which would result in any such event of default or prevent the Company, the PRC WFOE or any Related Entity from obtaining the benefit thereunder. The Company's, the PRC WFOE's and each Related Entity's relationship with each Material Supplier is good and, to the knowledge of the Company, the PRC WFOE, any Related Entity or any Seller, there are no facts or circumstances relating to (i) any dispute threatened, actual or pending between the Company, the PRC WFOE or any Related Entity and any Material Supplier; or (ii) any desire or plan of any Material Supplier to terminate or modify or not to renew such relationship.

                  (c) The total paying users for the Company as of February 28, 2003 was not less than 2,600,000 and as of March 10, 2003 was not less than 2,800,000. The total number of subscribers for the X-City and City Love as of January 31, 2003 was not less than 1,500,000 and as of March 10, 2003 was not less than 1,800,000. The total number of subscribers for iFate as of January 31, 2003 was not less than 250,000 and as of March 10, 2003 was not less than 400,000.

                  (d) To the best knowledge of the Management Sellers, there is no existing Material Customer of the Company, the PRC WFOE or any Related Entity who is likely to materially reduce its trading with the Company, the PRC WFOE or any Related Entity as a result of the acquisition of the Shares by the Purchaser.

                  (e) There are no outstanding accounts payable over 90 days to iFate or other Material Suppliers as relates to iFate's product with respect to China Unicom.

                  (f) Except as disclosed in Section 3.17(e) of the Disclosure Schedule, no shareholder, officer or director of the Company, the PRC WFOE or any Related Entity and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such shareholder, officer or director has any direct or indirect financial interest in any Material Supplier or Material Customer.

         3B.17 Related Party Transactions. Except as disclosed in Section 3B.17 of the Disclosure Schedule, (i) there are no intercompany Liabilities between the Company, the PRC WFOE or any Related Entity, on the one hand, and any Seller, or officer, director, Affiliate or Associate of such Seller or any Associate of any such officer, director or Affiliate (other than the Company, the PRC WFOE or any Related Entity), on the other, (ii) neither any such Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company, the PRC WFOE or any Related Entity, (iii) none of the Company, the PRC WFOE or any Related Entity provides or causes to be provided any assets, services or facilities to any Seller or any officer, director, Affiliate or Associate of any Seller and (iv) none of the Company, the PRC WFOE or any Related Entity beneficially owns, directly or indirectly, any Assets of any Seller or any such officer, director, Affiliate or Associate of any Seller. Except as disclosed in Section 3B.17 of the Disclosure Schedule, all transactions engaged in by the Company, the PRC WFOE or any Related Entity, any Seller and any Associate or Affiliate thereof, was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 3B.17 of the Disclosure Schedule, since the December 31, 2002, all settlements of intercompany Liabilities between the Company, the PRC WFOE or any Related Entity, on the one hand, and any Seller or any officer, director, Affiliate or Associate of any Seller, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

         3C. Exclusivity of Representations. The representations and warranties made by the Sellers in this Agreement are in lieu of and are exclusive of all other representations and warranties, including without limitation any implied warranties. The Sellers hereby disclaim any such other implied representations and warranties.

         Section 4.        Representations and Warranties of the Purchaser.

         4.01 Organization of the Purchaser. The Purchaser represents and warrants that the Purchaser is a corporation duly organized validly existing and in good standing under the laws of the British Virgin Islands and has all requisite power and authority to enter into and perform its obligations under this Agreement. Once executed by the Purchaser, this Agreement and the Transaction Documents required to be executed by the Purchaser have been duly and validly executed and delivered by the Purchaser and when duly executed will constitute a legal, valid and binding obligation of the Purchaser enforceable against such Purchaser subject to bankruptcy, reorganization, insolvency, moratorium, restructuring or similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of the Purchaser. No distress, execution or other similar order or process has been levied on any of the property or assets of the Purchaser. No voluntary arrangement has been proposed or reached with any creditors of the Purchaser. No receiver, manager, provisional liquidator, or other officer of the court has been appointed in relation to the Purchaser.

         4.02 No Conflict. The execution and delivery of this Agreement and the Transaction Documents by the Purchaser do not, and the performance of this Agreement and the Transaction Documents by the Purchaser will not, (i) violate, conflict with or result in the breach of any provision of the Memorandum and Articles of Association of the Purchaser, (ii) conflict with or violate (or cause an event which could have a material adverse effect on the Purchaser as a result of) any Law or Order applicable to the Purchaser or any of the Purchaser's respective assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Transaction Documents, except, in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches, defaults, rights of termination, amendment, acceleration or cancellation, or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the Purchaser.

         4.03 Consents and Approvals. The execution and delivery of this Agreement and each Transaction Document by the Purchaser do not, and the performance of this Agreement and each Transaction Document by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental or Regulatory Authority, except
(a) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement and the Transaction Documents, (b) as may be necessary as a result of any facts or circumstances relating solely to the Company, (c) a filing or submission pursuant to the requirements of the Exchange Act and filings pursuant to the relevant requirements of Nasdaq as a result of and in connection with the execution of this Agreement and (d) any announcements and circulars submitted to The Hong Kong Stock Exchange for approval pursuant to the GEM Listing Rules.

         Section 5. Covenants of the Sellers, the Company and the Related Entities.

         5.01 Financial Statements. (a) On or prior to March 31, 2003, the Company and the Sellers shall deliver to the Purchaser true and complete copies of the: (i) 2002 Financial Statements and (ii) monthly management accounts for the Company, the PRC WFOE and the Related Entities for each month up to and including the most recently completed month prior to the Closing. The 2002 Financial Statements will be prepared in accordance with or reconciled to GAAP, and such management accounts will be prepared in accordance with GAAP, and will fairly present the financial condition and results of the pro forma combined operations of the Company, the PRC WFOE and the Related Entities as of the respective dates thereof and for the respective period covered thereby.

                  (b) Prior to Closing, the Company and the Sellers shall deliver to the Purchaser: (i) the Company's updated projected consolidated statements of operations, shareholders' equity and cash flows for the calendar year 2003; and (ii) the Company's and the PRC WFOE's updated operating budget for calendar year 2003 (by month). Such projections noted in Sections 5.01(b)(i) and (ii) were prepared based on assumptions which in the Company's determination were reasonable and made in good faith.

         5.02 Books and Records; Investigation. From the Effective Date until the Closing, the Company and each Related Entity shall cause its officers, directors, employees, agents and representatives to (a) provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, directors, employees, agents, accountants, customers and suppliers of the Company, the PRC WFOE and the Related Entities and their Assets and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Material Contracts, Benefit Plans, Constitutions and Records) concerning the business and operations of the Company, the PRC WFOE and the Related Entities as Purchaser or any of such other Persons may reasonably request in connection with such investigation.

         5.03 Fulfillment of Conditions. From the date hereof until the Closing, each Seller, the Company, the PRC WFOE and each Related Entity will execute and deliver at the Closing each instrument that such Seller or the Company is required to execute and deliver hereunder as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy all other conditions to the obligations of the Purchaser contained in this Agreement and shall not permit the Company to take, or fail to take, any action that could reasonably be expected to result in the non-fulfillment of any such condition. Without limiting the generality of the foregoing, each Seller and the Company shall not take or omit to take any reasonable action, or permit such action or omission if it reasonably can be expected that as a result of such action or omission, any representation or warranty made by the Sellers or the Company under this Agreement shall not be true and correct in all respects at and as of the Closing Date as if made on that date.

         5.04 Notice and Cure. From the Effective Date until the Closing, the Sellers, the Company, the PRC WFOE and each Related Entity shall notify the Purchaser promptly in writing of, and contemporaneously, shall provide true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the Effective Date that causes or shall cause any covenant or agreement of the Sellers, the Company, the PRC WFOE or any Related Entity under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. At any time until the Closing, the Company and the Sellers shall notify the Purchaser promptly in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section
5.04 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the right of the Purchaser to seek indemnity under this Agreement.

         5.05 Conduct of Business in Ordinary Course. From the Effective Date until the Closing Date, the Company, the PRC WFOE, and each Related Entity will not, and the Sellers will cause the Company, the PRC WFOE and each Related Entity not to, take any actions inconsistent with Section 3B.13 or which will lead to a Material Adverse Effect occurring. With the exception of the provisions set forth in this Agreement and the transactions contemplated hereby, each of the Company, the PRC WFOE and each Related Entity will carry on (and the Sellers shall cause the Company, the PRC WFOE and each Related Entity to carry
on) its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use efforts consistent with past practice and policies to preserve intact their respective present business organization, keep available the services of their respective present officers, consultants and employees and preserve their relationships with customers, suppliers and distributors and others having business dealings with them. The Sellers shall cause the officers of the Company, the PRC WFOE and each Related Entity to confer at such times as the Purchaser may reasonably request with representatives of the Purchaser to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company, the PRC WFOE and each Related Entity.

         5.06 Indebtedness. From the Effective Date until the Closing Date, without obtaining the prior written consent of the Purchaser (which shall not be unreasonably withheld) none of the Company, the PRC WFOE or any Related Entity will: (a) incur any Indebtedness; (b) cause any existing debt facility to be drawn down.

         5.07 Regulatory and Other Approvals. The Sellers will, and will cause the Company, the PRC WFOE and each Related Entity to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Sellers, the Company, the PRC WFOE or any Related Entity to consummate the transactions contemplated hereby and by the Transaction Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request,
(c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents and (d) execute all documents, papers, forms, authorizations, declarations or oaths required of Sellers, the Company, the PRC WFOE or any

Related Entity to consummate the transactions contemplated hereby and by the Transaction Documents. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

         5.08 Tax Returns. The Company, the PRC WFOE and each Related Entity will make available to the Purchaser copies of all Tax Returns that have been filed or are filed prior to the Closing Date.

         5.09 Insurance. The Company, the PRC WFOE and each Related Entity will maintain in force up to the Closing Date policies of insurance of the same character and coverage as those described in Section 3B.10 of the Disclosure Schedule, and the Sellers will promptly notify the Purchaser in writing of any changes in such insurance coverage occurring prior to the Closing Date.

         5.10 No Solicitation. The Sellers will not permit the Company and the PRC WFOE or any Affiliate of the Sellers to take, between the Effective Date and the Closing, and the Management Sellers will not take, nor will they permit any Related Entity or any Affiliate of the Management Sellers to take, at any time during the period set forth in the Employment Agreements, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with the Company, the PRC WFOE or any Related Entity, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company, the PRC WFOE or any Related Entity or (c) to furnish or cause to be furnished any information with respect to the Company, the PRC WFOE or any Related Entity to any Person (other than as contemplated by Section 5.02) who Sellers, the Company, the PRC WFOE or any Related Entity or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company, the PRC WFOE or any Related Entity. If Sellers, the Company, the PRC WFOE or any Related Entity or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Purchaser or any other Person referred to in Section 5.02) any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this Section 5.10 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

         5.11     Employee Matters.

                  (a) From the Effective Date until the Closing, except as may be required by Law, the Sellers will refrain, and will cause the Company, the PRC WFOE and each Related Entity to refrain, from directly or indirectly:

                           (i) making any representation or promise, oral or written, to any officer, employee or consultant of the Company, the PRC WFOE or any Related Entity concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any existing Benefit Plan;

                           (ii) making any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company, the PRC WFOE or any Related Entity;

                           (iii) adopting, entering into, amending, modifying or terminating (partially or completely) any Benefit Plan except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company, the PRC WFOE or any Related Entity reasonably believes to be the least costly is chosen;

                           (iv) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or

                           (v) entering into, amending, modifying or terminating (partially or completely), any contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed to the Purchaser.

                  (b) Within 30 days after the Closing, the Management Sellers shall use their best efforts to cause each employee identified in Exhibit 5.11(b) to enter into the Employment Agreement with the PRC WFOE, in the form and substance as set forth in Exhibit 7.06(b) attached hereto.

         Prior to the Closing, the Sellers will cause the Company, the PRC WFOE and each Related Entity to administer each Benefit Plan, or cause the same to be administered, in all material respects in accordance with applicable Laws. The Company, the PRC WFOE and each Related Entity will promptly notify Purchaser in writing of each receipt by the Company, the PRC WFOE or any Related Entity, as the case may be, and furnish Purchaser with copies of any notice of investigation or administrative proceeding involving any Benefit Plan. Prior to the Closing, the Sellers will cause the Company, the PRC WFOE and each Related Entity to provide for, or to pay, applicable social and other employee benefits to applicable employees and consultants of the Company, the PRC WFOE and each Related Entity, respectively, in the manner as required by applicable Law.

         5.12 Treatment of Employee Share Options. Prior to or concurrently with the Closing, the Company shall, and the Sellers shall cause the Company to, cancel all outstanding Employee Share Options and to issue cash awards to the Option Holders. These cash awards shall treat each Employee Share Option as if it had been fully accelerated and provide the Option Holders with treatment comparable to the Ordinary Shareholders, in as much as the Option Holders, subject to continuing service requirements, shall receive a pro rata portion of the Consideration paid by Purchaser, in up to three installments as provided in
Section 2.02 above. The Company shall agree, and the Sellers shall cause the Company, to deliver these cash awards to the Option Holders who are employees in good standing at the time of payment or otherwise eligible in accordance with the terms of a notice of substitution of award issued pursuant to Section 9 of the EIP, such notice shall be satisfactory to the Purchaser. From and after the Effective Date, the Company shall not, and the Sellers shall cause the Company not to, issue any additional Employee Share Options and shall cause the Company to terminate the EIP, conditional upon the completion of the Closing. Prior to the Closing, the Sellers will cause the Company, the PRC WFOE and each Related Entity to provide for, or to pay, applicable social and other employee benefits applicable employees and consultants of the Company, the WFOE and each Related Entity, respectively, in the manner as required by applicable Law.

         5.13     Related Entities.

                  (a) The Management Sellers shall cause, prior to the Closing, John XIAO and Victor DU, who collectively hold 100% equity interests in Beijing Newpalm, to enter into an equity transfer agreement, substantially in such form and substance as set forth in Exhibit 5.13 attached hereto, with two PRC individuals designated by the PRC WFOE (the "Beijing Newpalm Equity Transfer Agreement"). Pursuant to the Beijing Newpalm Equity Transfer Agreement, John XIAO and Victor DU shall agree to transfer all their equity interests in Beijing Newpalm to such two PRC individuals designated by the PRC WFOE at an aggregate price of RMB1,000,000; provided, for the avoidance of doubt, that neither the Purchaser nor Parent shall have any obligation to pay or reimburse such price or any portion thereof.

                  (b) The Management Sellers shall cause, prior to the Closing, John XIAO and Victor DU, who collectively hold 100% equity interests in Beijing Wisecom, to enter into an equity transfer agreement, substantially in such form and substance as set forth in Exhibit 5.14 attached hereto, with two PRC individuals designated by the PRC WFOE (the "Beijing Wisecom Equity Transfer Agreement"). Pursuant to the Beijing Wisecom Equity Transfer Agreement, John XIAO and Victor DU shall agree to transfer all their equity interests in Beijing Wisecom to such two PRC individuals designated by the PRC WFOE at an aggregate price of RMB1,000,000; provided, for the avoidance of doubt, that neither the Purchaser nor Parent shall have any obligation to pay or reimburse such price or any portion thereof.

                  (c) The Management Sellers shall cause, concurrently with the execution of the Equity Transfer Agreements, John XIAO and Victor DU to enter into an assignment agreement with the PRC WFOE and the two PRC individuals designated by the Purchaser (the "Assignment Agreement"), pursuant to which the parties shall agree that all of the obligations of John XIAO and Victor DU under the Option Agreements shall be duly and validly assigned to such two PRC individuals upon the completion of the equity transfers under the Equity Transfer Agreements.

                  (d) As promptly as practicable after the Closing, each of the Management Sellers shall use their best efforts to take all such actions as necessary to effect the equity transfers as contemplated under the Equity Transfer Agreements, including but not limited to, obtaining the approval from the Telecommunication Administrative Bureau of Beijing Municipality in connection with the equity transfer and filing all necessary documents with the Administration of Industry and Commerce of Beijing Municipality.

         5.14 Waiver of Right of First Refusal. Each of the Sellers, by its execution and delivery hereof, irrevocably waives any right of first refusal, co-sale right or other similar right it enjoys with respect to the Shares, including without limitation, such right of first refusal, co-sale right or other similar right as is set forth in the Shareholders Agreement, the Constitution or any other documents related to their rights as a shareholder of the Company.

         5.15 Taxes. Payment by the Purchaser of the Consideration to each Seller and the consummation of the transactions contemplated hereunder will not be subject to any withholding or deduction of Taxes (including without limitation, income tax, capital gains tax, transfer tax and stamp duty) under any applicable Laws. Each Seller specifically instructs the Purchaser to pay the Consideration as contemplated herein without any such withholding or deduction of Taxes and hereby agrees and undertakes to the Purchaser that such Seller will pay any such Taxes in accordance with applicable Law and will indemnify the Purchaser, and hold the Purchaser harmless, against its failure to withhold or deduct Taxes from the Consideration.

         5.16 Beneficial Ownership of Management Sellers. Each of the Management Sellers and the Other Sellers shall, for so long as the Management Sellers have any outstanding performance obligations under this Agreement or any applicable Transaction Documents, ensure that the beneficial ownership of each such Management Seller or each Other Seller, as the case may be, shall remain unchanged unless the assignee, transferee or successor of such beneficial ownership shall have agreed in writing to the satisfaction of the Purchaser to assume all the obligations of John XIAO and/or Victor DU under the Performance Undertaking and have waived in writing to the satisfaction of the Company and the Purchaser any claims or liability against the Company or the Purchaser.

         Section 6.        Covenants of the Purchaser.

         6.01 Notice and Cure. From and after the Effective Date until the Closing, the Purchaser shall notify the Company in writing of, and contemporaneously, shall provide true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the Effective Date that causes or shall cause any covenant or agreement of the Purchaser under this Agreement to be breached or that renders or shall render untrue any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Purchaser shall notify the Company promptly in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section
6.01 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the right of the Company or the Sellers to seek indemnity under this Agreement.

         6.02 Fulfillment of Conditions. From and after the Effective Date until the Closing, the Purchaser will execute and deliver at the Closing each instrument that the Purchaser is required to execute and deliver as a condition to the Closing, shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy all other conditions to the obligations of the Sellers and the Company contained in this Agreement and shall not permit the Company to take, or fail to take, any action that could reasonably be expected to result in the non-fulfillment of any such condition.

         6.03 Regulatory and Other Approvals. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as a designated Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request, (c) cooperate with Sellers as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller to consummate the transactions contemplated hereby and by the Transaction Documents and (d) execute all documents, papers, forms, authorizations, declarations or oaths required of Purchaser to consummate the transactions contemplated hereby and by the Transaction Documents. Purchaser will provide prompt notification to a designated Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise a designated Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

         6.04 Investigation. The Purchaser acknowledges and agrees that, subject to the performance by the Company, the Sellers, the PRC WFOE and each Related Entity of their respective obligations under this Agreement and based on the affirmation by the Company, the Sellers, the PRC WFOE and each Related Entity that the representations, warranties and undertakings made by them herein are accurate and complete in all material respects, the Purchaser (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company, the PRC WFOE and the Related Entities, and (ii) has been furnished with or given access to such information about the Company, the PRC WFOE and the Related Entities as it has requested.

         6.05 Non-Solicitation. In the event that the Closing shall not have occurred for any reason, the Purchaser shall undertake not to employ or solicit for employment, directly or indirectly, any of the employees of the Company for a period of 12 months from the date this Agreement is executed.

         6.06 Cancellation of Loans. The Purchaser or Parent shall cause the Company to terminate and cancel, and discharge John XIAO and Victor DU from, any outstanding loans owed by either of them respectively to the Company upon the completion under the Equity Transfer Agreements.

         Section 7. Conditions to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the fulfillment, at or before the Closing of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

         7.01 Representations and Warranties. Each of the representations and warranties made by the Sellers, the Company and/or each Related Entity in this Agreement and the Transaction Documents and all facts and statements specified in the Disclosure Schedules shall be true and correct in all respects in which they are given as of the Closing Date and if specified on any other date, on such date, as though such representation or warranty was made on each of those dates.

         7.02 Performance. Each Seller, the Company, the PRC WFOE and each Related Entity shall have performed and complied with, each agreement, covenant and obligation required by this Agreement and the Transaction Documents to be so performed or complied with by the Company, the PRC WFOE, any Related Entity or any Seller at or before the Closing.

         7.03 Certificates. Each of the Company, the PRC WFOE, Beijing Newpalm and Beijing Wisecom shall have delivered to the Purchaser a certificate duly executed by the Chairman of its board of directors, substantially in the form and substance as set forth in Exhibits 7.03(a), (b), (c) and (d).

         7.04 Consents and Approvals. All such consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit each Seller and the Company to perform their respective obligations under this Agreement and each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby as set out in Exhibit 7.04 attached hereto shall have been duly obtained, made or given, and shall be in full force and effect as at the Closing Date.

         7.05 Opinions of Counsel. The Purchaser shall have received the opinion of the Company's and the Sellers' PRC, Hong Kong and Cayman Islands legal counsel on the Closing Date, substantially in the forms and to the effect of
Exhibit 7.05 attached hereto.

         7.06 Key Employees. John XIAO shall have executed an Employment Agreement that contains non-competition, confidentiality, assignment of inventions and non-solicitation provisions substantially in the form of Exhibit 7.06(a) attached hereto. Each of the other Key Employees shall have executed an Employment Agreement that contains non-competition, confidentiality, assignment of inventions and non-solicitation provisions substantially in the form of
Exhibit 7.06(b) attached hereto. Each of the Management Sellers shall have executed and delivered a Performance Undertaking substantially in the form of
Exhibit 7.06(c) attached hereto.

         7.07 Board. Effective as of the Closing Date, the designees of the Purchaser shall have been elected to the Board and the board of directors of the PRC WFOE and each Related Entity and the current directors as requested in writing by the Purchaser of the Company, the PRC WFOE and each Related Entity shall have resigned; provided that a properly constituted board of directors of the Company, the PRC WFOE and each Related Entity shall be in existence at all times.

         7.08 Stock Exchange Clearance. The Purchaser and the Parent shall have received all consents and approvals as required under the GEM Listing Rules relating to the transactions contemplated hereunder or shall have been granted waivers from strict compliance with the GEM Listing Rules.

         Section 8. Conditions to Obligations of the Sellers, the Company and each Related Entity. The obligations of the Sellers and the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Sellers, the Company and each Related Entity in their sole discretion):

         8.01 Representations and Warranties. Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all respects in which they are given on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         8.02 Performance. The Purchaser shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Purchaser at or before the Closing.

         8.03 Consents and Approvals. All consents, approvals and actions of, filings with and notices to any third party, Governmental or Regulatory Authority necessary to permit the Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given, and shall be in full force and effect.

         8.04 Approval of the Purchaser's Board of Directors or Delegated Subcommittee. The board of directors of the Purchaser or its delegated subcommittee shall have authorized and approved each of: (i) the terms and conditions of this Agreement and each Transaction Document; and (ii) the execution and performance of this Agreement and each Transaction Document by a duly authorized officer or director of the Purchaser and the transactions contemplated herein and therein.

         8.05 Special Dividend. Provided that the Board believes that sufficient cash available for working capital purposes in accordance with its then existing operating plan and that such declaration and payment are otherwise in compliance with applicable Law and Constitutions, the Company shall duly declare and pay a special dividend on the Company's Series A Preferred Shares in the amount of US$6,000,000 (the "Special Dividend").

         Section 9.        Indemnification; Limitations on Liabilities

         9.01 Survival of Representations and Warranties. The representations and warranties, contained in this Agreement shall survive the Closing until 30 days following the payment of the Second Installment; provided, however, that the representations and warranties contained in Section 3B shall survive until 30 days following the payment of the Third Installment and that the representations and warranties contained in Section 3B.03 shall survive until the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question; and provided, further, that the representations and warranties contained in Sections 3.02(e), 3.03 and 3.09 shall survive indefinitely. None of the representations and warranties set forth herein shall be reduced or extinguished by any investigation made at any time by or on behalf of any Party hereto.

         9.02 Indemnification. Subject to Section 9.02A, each Seller, severally and not jointly (each an "Indemnifying Party" and collectively "Indemnifying Parties"), shall indemnify the Company, the Purchaser and the Purchaser's and the Company's officers, directors, shareholders, agents and Affiliates (each an "Indemnified Party" and collectively "Indemnified Parties") in respect of, and hold each of them harmless from and against, any and all Loss or liability actually suffered or incurred by any of them, resulting from or arising out of the breach of any representation or warranty or the breach of any covenant or agreement on the part of such Seller contained in this Agreement or the Transaction Documents.

         9.02A Limitation on Liabilities. The provisions of this Section 9.02A shall operate to limit the liability of the Sellers under or in connection with or arising out of Section 9.02 and any other representation or warranty or covenant or agreement given under this Agreement. No claim shall be made under
Section 9.02 or under any other representation or warranty or covenant or agreement given under this Agreement unless the sum of all Losses thereunder as finally determined pursuant to Section 9.03, shall exceed US$150,000 (including for such Losses up to US$150,000). In addition, the total liability of all Sellers for claims for breach of any representation or warranty or breach of any covenant or agreement hereunder shall not exceed 20% of the Consideration; provided, however, that the limitation on total liability of the relevant Sellers set forth in this Section 9.02A shall not apply in respect of any Loss arising out of or resulting from (w) fraud committed by any Seller, the Company, the PRC WFOE or the Related Entities prior to the Closing, (x) in respect of the Management Sellers, any Tax Claim that relates to an act or omission of the Company, the PRC WFOE or any Related Entities or occurrence affecting the Company, the PRC WFOE or any Related Entities prior to the Closing Date, (y) in respect of the Management Sellers, any claim arising from a breach of the representations and warranties set forth in Section 3B.07 and Section 3B 12 or
(z) any Tax (including such

Tax indemnification set forth in Section 5.15 hereof) payable but not paid on a timely basis by any Seller, the Company, the PRC WFOE or the Related Entities in connection with the transactions contemplated in this Agreement.

         9.03 Method of Asserting Claims. An Indemnified Party shall give the Sellers notice of any matter which such Indemnified Party has reasonably determined has given or could give rise to a claim under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such claim is made or arises. The obligations and Liabilities of the relevant Sellers under this Section 9 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 9 ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, such Indemnified Party shall give the relevant Sellers notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the relevant Sellers from, or provide a defense against, any of their obligations under this Section 9 except to the extent that the relevant Sellers are materially prejudiced by such failure. If the relevant Sellers acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the relevant Sellers shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the relevant Sellers, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the relevant Sellers. In the event that the relevant Sellers exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the relevant Sellers in such defense and make available to the relevant Sellers all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the relevant Sellers. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the relevant Sellers shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such witnesses, records, materials and information in the possession of the relevant Sellers or under their control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the relevant Sellers without the prior written consent of the Indemnified Party.

         Section 10.       Termination

         10.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time after April 30, 2003 in the event that Closing has not taken place by that date, by either the Purchaser or by Sellers holding a majority of the outstanding shares upon written notice to the other; or

                  (b) at any time before the Closing, by the Sellers holding a majority of the outstanding shares or the Purchaser, in the event (i) of a material breach hereof by any non-terminating party if such non-terminating party fails to cure such breach within ten (10) Business Days following notification thereof by the terminating party or (ii) upon notice to the non-terminating party by the terminating party that the satisfaction of any material condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a material breach hereof by the terminating party (but not otherwise).

         10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, there will be no liability or obligation on the part of any non-defaulting Party (or any of its officers, directors, employees, agents or other representatives or Affiliates) and each of the provisions hereof, including without limitation Section 5.14, shall be of no further force or effect; provided, however, that (i) the obligations set forth in Sections 6.05,
11.03 and 11.13 shall continue to apply following any such termination, and (ii) any such termination shall not relieve any defaulting Party from liability in respect of its default under this Agreement.

         Section 11.       Miscellaneous

         11.01 Termination of Shareholders Agreement. Upon the Closing, the Shareholders Agreement shall terminate automatically as to all parties thereto without requiring any action from any Person.

         11.02 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and by Fedex or other courier or fax to each party as follows:

               If to the Company, to:

               c/o Newpalm (China) Information Technology Co., Ltd. 12F, Tower B, SOHO New Town
               88 Jianguo Road, Chaoyang District
               Beijing, the PRC
               Attention:        The Board of Directors
               Facsimile No.:    (8610) 8580-3022

               with a copy to:

               Morrison & Foerster
               Entertainment Building, 21st Floor
               30 Queen's Road Central
               Hong Kong
               Attention:        Robert Woll, Esq.
               Facsimile No.:    (852) 2585-0800

               If to the Sellers, to:

               Baring Asia II Holdings (6) Limited
               Alexander House, P.O. Box 431
               13-15 Victoria Road
               St. Peter Port
               Guernsey
               Channel Islands
               GY1 3ZD
               Attention:        Mrs. Connie Helyar/Mr. Andrew Guille
               Facsimile No.:    (44) 148-1715-219

               with copies to:

               Baring Private Equity Partners (HK) Ltd.
               39th Floor, One International Finance Centre
               1 Harbour View Street
               Central
               Hong Kong
               Attention:        Kathy Xu
               Facsimile No.:    (852) 2843-9372

               EDB Ventures and M-Commerce
               250 North Bridge Road
               #27-04 Raffles City Tower
               Singapore 179101
               Attention:        The General Manager, EDB Investments Pte Ltd.
               Facsimile No.:    (65) 336-2503

               China Web Technology Inc.
               c/o Newpalm (China) Information Technology Co., Ltd. 12F, Tower B, SOHO New Town
               88 Jianguo Road, Chaoyang District
               Beijing, the PRC
               Attention:        John Xiangyang XIAO/Victor Yanmin DU
               Facsimile No.:    (8610) 8580-3022

               Mobile21 Ltd.
               c/o Newpalm (China) Information Technology Co., Ltd. 12F, Tower B, SOHO New Town
               88 Jianguo Road, Chaoyang District
               Beijing, the PRC
               Attention:        John Xiangyang XIAO
               Facsimile No.:    (8610) 8580-3022

               DOT.COM Consultants Inc.
               c/o Newpalm (China) Information Technology Co., Ltd. 12F, Tower B, SOHO New Town
               88 Jianguo Road, Chaoyang District
               Beijing, the PRC
               Attention:        John Xiangyang XIAO
               Facsimile No.:    (8610) 8580-3022

               Asia Internet Inc.
               c/o Newpalm (China) Information Technology Co., Ltd. 12F, Tower B, SOHO New Town
               88 Jianguo Road, Chaoyang District
               Beijing, the PRC
               Attention:        John Xiangyang XIAO
               Facsimile No.:    (8610) 8580-3022

               Bestgrand Industrial Investment Ltd.
               c/o Newpalm (China) Information Technology Co., Ltd. 12F, Tower B, SOHO New Town
               88 Jianguo Road, Chaoyang District
               Beijing, the PRC
               Attention:        John Xiangyang XIAO
               Facsimile No.:    (8610) 8580-3022

               with a copy to:

               Morrison & Foerster
               Entertainment Building, 21st Floor
               30 Queen's Road Central
               Hong Kong
               Attention:        Robert Woll, Esq.
               Facsimile No.:    (852) 2585-0800

               If to the Purchaser, to:

               CDC Mobile Media Corporation/hongkong.com Corporation 34/F Citicorp Centre
               18 Whitfield Road
               Causeway Bay
               Hong Kong
               Attention:        Company Secretary
               Facsimile No.:    (852) 2237-7227

               If to Parent, to:
               hongkong.com Corporation
               34/F Citicorp Centre
               18 Whitfield Road
               Causeway Bay
               Hong Kong
               Attention:        Company Secretary
               Facsimile No.:    (852) 2237-7227

         All such notices, requests, demands, consents, instructions or other communications shall be effective: (a) when sent by Fedex or other overnight service of recognized standing, on the second business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         11.03 Expenses. Each of Sellers (and not the Company) shall pay for each of their costs and expenses relating to the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated hereby. Notwithstanding the foregoing, Sellers shall pay the costs and expenses of the Purchaser, incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated, hereby and thereby, in the amount of US$75,000 on the Closing Date.

         11.04 Public Announcements. Subject to the subsequent sentences, at all times at or before the Closing, each Seller, the Company, the PRC WFOE and the Purchaser shall not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company, the PRC WFOE or any Related Entity provides services or with whom the Company, the PRC WFOE or any Related Entity otherwise has significant business relationships with respect to this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby without the consent of the other parties, which consent shall not be unreasonably withheld. If any party proposes to make any such disclosure, such disclosing party will deliver a copy of the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other non-disclosing parties (provided that if the Sellers are the non-disclosing parties that the Sellers designate one point of contact) concerning the nature and scope of the information disclosing party proposes to disclose. Any disclosures in respect of this Agreement and the Transaction Documents and the transactions contemplated, hereby and thereby, made by the Purchaser in its regulatory filings, shall not be subject to the provisions of this Section 11.04; provided, however, that the Selling Shareholder Representatives shall be furnished with an advance copy of any press release proposed to be issued by the Purchaser or Parent and shall be given a reasonable opportunity to comment on the text thereof.

         11.05 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this

Agreement on any future occasion.

         11.06 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         11.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         11.08 Assignment; Binding Effect. Subject always to the subsequent sentence, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. At any time after the execution of this Agreement, the Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Section 10) provided that, each such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         11.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (c) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, SAR without giving effect to the conflicts of laws principles thereof.

         11.11 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought against any of the parties in the courts of Hong Kong, SAR and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and waives any objection to venue laid therein. For purposes of this Agreement, process in any such suit, action or proceeding in any such courts may be served on the parties hereto anywhere in the world.

         11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         11.13 Confidentiality. Each party hereto will hold, and will use its reasonable endeavors to cause its Affiliates to hold, in strict confidence from any Person (other than any such Affiliate, unless: (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law; or (ii) disclosed in any action, suit, proceeding, inquiry, investigation either before or brought by Governmental or Regulatory Authority or otherwise, brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party in connection with this Agreement or the transactions contemplated hereby, including, without limitation, the terms and conditions of this Agreement except to the extent that such documents or information can be shown to have been: (a) previously known by the party receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party; or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto shall, and shall cause its Affiliates to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information.

         11.14 Exercise of Rights. A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise. Subject to the limitation of liability set forth in Section 9.02A, the rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement.

         11.15 Rule of Construction. As each of the parties has reviewed this Agreement and has had the opportunity to make revisions, the parties agree that any rule of construction to the effect that any ambiguities are to be construed against the drafting party shall not apply in the interpretation of this Agreement or any of the Transaction Documents.

         11.16 Further Assurances. Each party agrees, at its own expense, on the request of any other party, to do everything reasonably necessary to give effect to this Agreement and the transactions contemplated by it (including, without limitation, the execution of documents) and to use all reasonable endeavors to cause relevant third parties to do likewise.

         11.17 Absence of Joint and Several Liability. Each of the representations, warranties, undertakings and obligations on the part of the Non-Management Sellers hereunder is made or entered into jointly and severally as among themselves, but severally and not jointly as between themselves, on the one hand, and the Management Sellers, the Company and the Related Entities, on the other hand; provided that in any case where any Non-Management Seller is finally determined to have any liability hereunder, such liability shall be equal to the relevant Loss multiplied by the shareholding percentage held by such Non-Management Seller in the Company as set forth in Schedule E attached hereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto, and shall be effective as of the date first above written.


Palmweb Inc.



By:   /s/ John Xiao
      --------------------------------
      Name: John XIAO
      Title: CEO


CDC Mobile Media Corporation



By:   /s/ Rudy Chan
      --------------------------------
      Name: Rudy Chan
      Title: Authorized Signatory


hongkong.com Corporation



By:   /s/ Rudy Chan
      --------------------------------
      Name: Rudy Chan
      Title: CEO and Executive Director


Baring Asia II Holdings (6) Ltd.



By:   /s/ P H Touzeau
      --------------------------------
      Name: Mr P H Touzeau as alternate Director for
      Mr. A W Guille
      Title: Director


EDB Ventures Pte Ltd.



By:   /s/ Liow Voon Kheong
      --------------------------------
      Name: LIOW Voon Kheong
      Title: General Manager

M-Commerce Ventures Pte Ltd.



By:   /s/ Liow Voon Kheong
      --------------------------------
      Name: LIOW Voon Kheong
      Title: Director


China Web Technology Inc.



By:  /s/ John Xiao Xiang Yang                /s/ Victor Du Yan Min
     ----------------------------------      ---------------------------
     Name: John Xiao Xiang Yang              Victor Du Yan Min
     Title: Director


Mobile21 Ltd.



By:   /s/ John Xiao Xiang Yang
      --------------------------------
      Name: John Xiao Xiang Yang
      Title: Sole Director


DOT.COM Consultants Inc.



By:   /s/ Du Shan Li
      --------------------------------
      Name: Du Shan Li
      Title: Sole Director


Asia Internet Inc.



By:   /s/ Lee Lan Kuen
      --------------------------------
      Name: Lee Lan Kuen
      Title: Sole Director

Bestgrand Industrial Investment Ltd.



By:   /s/ Huang Shao Kang
      --------------------------------
      Name: Huang Shao Kang
      Title: Chairman


Beijing Newpalm Information Technology Co., Ltd.



By:   /s/ John Xiao Xiang Yang
      --------------------------------
      Name: John Xiao Xiang Yang
      Title: General Manager


Beijing Wisecom Information Technology Co., Ltd.



By:   /s/ John Xiao Xiang Yang
      --------------------------------
      Name: John Xiao Xiang Yang
      Title: General Manager